UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Bristow Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BRISTOW GROUP INC.

2103 CITY WEST BLVD., 4TH FLOOR

HOUSTON, TEXAS 77042

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Bristow Group Inc. (the “Company”) will be held at the Hotel Sorella, 800 Sorella Court, Houston, Texas 77024 on August 1, 2013, at 8:00 a.m. for the following purposes:

1.	To elect as directors the nominees named in this proxy statement to serve until the next Annual Meeting of Stockholders and until their successors are chosen and have qualified;

2.	To approve on an advisory basis the Company’s executive compensation;

3.	To approve the proposed amendment and restatement of the Company’s 2007 Long Term Incentive Plan; and

4.	To approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2014.

Our stockholders may also transact such other business at the Annual Meeting of Stockholders as may properly come before the meeting and any postponements or adjournments thereof. Our Board of Directors has fixed the close of business on June 13, 2013, as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

We are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, on June 21, 2013, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of this Proxy Statement and our Fiscal Year 2013 Annual Report. The E-Proxy Notice contains instructions on how to access our 2013 Proxy Statement and Fiscal Year 2013 Annual Report over the Internet. The E-Proxy Notice also provides instructions on how you can request a paper copy of proxy materials, including this Proxy Statement, our Fiscal Year 2013 Annual Report and a form of proxy card. All stockholders who do not receive an E-Proxy Notice, including the stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless these stockholders have previously requested delivery of proxy materials electronically. If you received your annual materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the Proxy Statement and Annual Report on the Internet.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY PROXY OVER THE INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU CAN VOTE BY MAIL, TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

By Order of our Board of Directors

E. Chipman Earle

Senior Vice President, General Counsel,

and Corporate Secretary

Houston, Texas

June 21, 2013

GENERAL INFORMATION

Why did I receive this Proxy Statement?

The Board of Directors of Bristow Group Inc. (the “Company” or “we,” “us” or “our”) is soliciting proxies to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on August 1, 2013, and at any adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This proxy statement and the related proxy card were made available to stockholders on approximately June 21, 2013. All proxies in the form provided by the Company that are properly executed and returned to us prior to the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, as specified by the stockholders in the proxy or, if not specified, as set forth in this proxy statement.

What will the stockholders vote on at the Annual Meeting?

The stockholders will vote on the following:

•	election of the nominees named in this proxy statement as directors;

•	advisory approval of executive compensation;

•	approval of the amendment and restatement of the Company’s 2007 Long Term Incentive Plan; and

•	approval and ratification of the Company’s independent auditors.

Will there be any other items of business on the agenda?

We do not expect that any other items of business will be considered because the deadlines for stockholder proposals and nominations have already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders as of the close of business on June 13, 2013 (the “Record Date”) may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date. As of the Record Date, we had 36,308,534 shares of common stock outstanding.

How many votes are required for the approval of each item?

The nominees for director receiving a plurality of the votes cast will be elected. Abstentions and instructions to withhold authority to vote for one or more of the nominees and broker nonvotes (as defined below) will result in those nominees receiving fewer votes but will not count as votes “against” a nominee.

Approval of the amendment and restatement of the Company’s 2007 Long Term Incentive Plan requires the affirmative vote of the holders of at least a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal (including abstentions) represents a majority of the votes entitled to be cast on the proposal. Abstentions will be treated as votes cast against this item. Broker non-votes will not affect the outcome of the voting on this proposal, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the amendment and restatement would not be approved.

The approval of the Company’s executive compensation, on a non-binding advisory basis, requires the affirmative vote of a majority of votes cast on this proposal. Abstentions and broker nonvotes will not count either for or against the proposal.

The approval of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending March 31, 2014 will be ratified if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker nonvotes will not count either for or against the proposal.

What are “broker nonvotes”?

If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions, one of two things can happen depending on the type of proposal. For “routine” proposals, including the approval and ratification of the Company’s independent auditors, the broker may vote your shares at its discretion. But for “non-routine” proposals, including the election of directors, the amendment and restatement of the Company’s 2007 Long Term Incentive Plan and the advisory approval of executive compensation, the broker may not vote your shares at all. When that happens, it is called a “broker nonvote.” Broker nonvotes are counted in determining the presence of a quorum at the Annual Meeting, but they are not counted for purposes of calculating the votes cast on particular matters considered at the Annual Meeting.

Will my broker vote my shares for me on the election of Directors?

Your broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. Therefore, it is very important that you vote your shares for all proposals including the election of directors.

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

This year, we are pleased to be distributing our proxy materials to certain stockholders via the Internet under the “notice and access” approach permitted by the rules of the SEC. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a full paper copy of the proxy materials. This approach conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. All stockholders receiving the E-Proxy Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

How can I access the proxy materials over the Internet?

Your E-Proxy Notice about the Internet availability of the proxy materials or proxy card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.bristowgroup.com.

Your E-Proxy Notice or proxy card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until terminated by you.

How do I vote by proxy?

If you are a stockholder of record, you may vote your proxy by marking your proxy card to reflect your vote, signing and dating each proxy card you receive and returning each proxy card in the enclosed self-addressed envelope. The shares represented by your proxy will be voted according to the instructions you give on your proxy card. In addition, you may vote your shares by telephone or via the Internet by following the instructions provided on the E-Proxy Notice or proxy card.

How do I revoke my proxy?

You have the right to revoke your proxy at any time before the meeting by notifying our Secretary in writing or by delivering a later-dated proxy. If you are a stockholder of record, you may also revoke your proxy by voting in person at the meeting.

How do I vote in person?

If you are a stockholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card, even if you plan to attend the meeting.

How do I submit a stockholder proposal or nominate a director for the Annual Meeting?

Rule 14a-8(e) under the Securities Exchange Act of 1934 provides that, if a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by February 21, 2014, which is the 120th calendar day before the anniversary of the date of this proxy statement. However, if the date of next year’s Annual Meeting is more than 30 days from the first anniversary of this year’s Annual Meeting, notice is required a reasonable period of time before we print and mail our proxy materials. We will notify you of this deadline in a Quarterly Report on Form 10-Q or in another communication to you. Proposals should be addressed to our Secretary, 2103 City West Blvd., 4th Floor, Houston, Texas 77042. In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at next year’s Annual Meeting must give us written notice not earlier than the close of business on April 3, 2014, and not later than the close of business on May 3, 2014, which are the 120th day prior to and the 90th day prior to the first anniversary of this year’s Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than 120 days prior to the Annual Meeting and not later than the later of 90 days prior to the Annual Meeting or the 10th day after publicly disclosing the meeting date.

Our bylaws require that a nominee for election as a director must deliver to our Secretary a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, together with specified written representations concerning voting agreements, arrangements with parties other than the Company and compliance with the nationality and director tenure provisions of our bylaws and other governance matters, as set forth in our bylaws.

In addition, stockholders seeking to submit a nomination or proposal for consideration at a meeting of stockholders are required to provide additional detailed information with respect to their record and beneficial ownership of the Company’s stock, as well as information regarding the nominees or other business the stockholder proposes to bring before a meeting of the stockholders. Copies of the bylaws are available to stockholders free of charge upon request to our Secretary.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors (or, our “Board”) has adopted Corporate Governance Guidelines that govern the structure and functioning of our Board and set out our Board’s policies on a number of governance issues. A copy of our Corporate Governance Guidelines is posted on our website, www.bristowgroup.com, under the “Governance” caption.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board consist of independent directors. In general, the Corporate Governance Guidelines require that an independent director must have no material relationship with the Company, directly or indirectly, except as a director. Our Board determines independence on the basis of the standards specified by the New York Stock Exchange (the “NYSE”) and other facts and circumstances our Board considers relevant.

Our Board has reviewed any business transactions and charitable relationships between the Company and each director standing for election to determine compliance with the categorical standards described above and to evaluate whether there are any other facts or circumstances that might impair the independence of a director. In making this determination, our Board considered that directors Mathew Masters and Stephen A. King are directors and executive officers of Caledonia Investments plc (“Caledonia”) and were designated by Caledonia to our Board pursuant to a Master Agreement dated December 12, 1996 among the Company, a predecessor in interest to Caledonia and certain other persons in connection with our acquisition of 49% of and other substantial interests in Bristow Aviation Holdings Limited. According to a Form 13D/A filed on June 26, 2008 with the SEC, as updated based on developments known to the Company and confirmed with the Company’s transfer agent, Caledonia was the direct beneficial owner of 2,401,577 shares of our common stock as of March 31, 2013. Our Board determined that Messrs. Masters and King do not have a material relationship with the Company due to their affiliation with Caledonia because, consistent with principles in NYSE listing standards, our Board does not view ownership of even a significant amount of stock, by itself, as a bar to an independence finding. Further, Messrs. Masters and King disclaim beneficial ownership of the common stock owned by Caledonia. Based on its review, our Board has determined that Ms. Gobillot and Messrs. Amonett, Cannon, Flick, Godden, King, Knudson, Masters and Stover are independent.

Term of Office; Mandatory Retirement

All of our directors stand for election at each Annual Meeting.

Under our Corporate Governance Guidelines:

•

directors will resign from our Board effective at the Annual Meeting of Stockholders following their seventy-fifth birthday, unless two-thirds of the members of our Board (with no independent director dissenting) determine otherwise;

•	employee directors will resign from our Board when they retire, resign or otherwise cease to be employed by the Company; and

•

a non-employee director who retires or changes his or her principal job responsibilities will offer to resign from our Board and the Governance and Nominating Committee of our Board will assess the situation and recommend to the full Board whether to accept the resignation.

Executive Sessions

The Company’s Corporate Governance Guidelines provide that, at least twice a year, at regularly scheduled meetings, the Company’s non-management directors shall meet in executive session without any management participation. In addition, if any of the non-management directors are not independent under the applicable rules of the NYSE, then independent directors will meet separately at least once a year. Normally, the Chairman of our Board will preside at executive sessions, but, if the roles of Chairman and Chief Executive Officer are combined, the non-management directors will select another director to serve as Lead Director to preside at such sessions. If an additional meeting of independent non-management directors is necessary, and the Chairman of our Board is not independent, then one of the independent non-management directors will be selected as Lead Director to preside at that meeting. In either case, the Lead Director of any such meeting will be, in rotation, the current chairman of one of the committees of our Board required to be composed solely of independent directors, in the following order: Audit, Compensation, and Governance and Nominating Committees.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Business Integrity for directors and employees (our “Code”). Our Code applies to all directors and employees, including the chief executive officer, the chief financial officer, and all senior financial officers. Our Code covers topics including, but not limited to, conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code is posted on our website, www.bristowgroup.com, under the “About Us - Vision, Mission, Values - Code of Business Integrity” caption.

The Governance and Nominating Committee will review any issues under our Code involving an executive officer or director and will report its findings to the full Board. Only in special circumstances will our Board consider granting a waiver to any provision of our Code, and any waiver will be promptly disclosed.

Director Selection

Our Board has adopted criteria for the selection of directors that describe the qualifications the Governance and Nominating Committee must evaluate and consider with respect to director candidates. Such criteria include the following:

•	Experience serving as chief executive officer or other senior corporate executive,

•	International business experience,

•	Energy or oilfield service company experience,

•	Aviation or logistics management experience, and

•	Finance, accounting, legal or banking experience.

These criteria are included in the Corporate Governance Guidelines which are posted on our website. Although our Board does not have a formal diversity policy, the Nominating and Corporate Governance Committee, when assessing the qualifications of prospective nominees to our Board, takes into account our Board’s desire to have an appropriate mix of backgrounds and skills. Each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and our stockholders, are also factors. Our Board does not select director nominees on the basis of race, color, gender, national origin, marital status or religious affiliation.

The Governance and Nominating Committee believes that each of the nominees for director has attributes that are important to an effective board, including integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on our Board and its committees. In addition, when considering each of the nominees for director, the committee reviewed their overall level of expertise and experience in their respective professions, which is described in the director biographies herein. The Governance and Nominating Committee found that each of the nominees has the skills and experience that is particularly relevant to the Company’s business, as outlined below:

	Senior Corporate Executive Experience	International Business Experience	Energy or Oilfield Service Company Experience	Aviation or Logistics Management Experience	Finance, Accounting, Legal or Banking Experience
Thomas N. Amonett	✓	✓	✓		✓
Stephen J. Cannon	✓	✓		✓	✓
William E. Chiles	✓	✓	✓	✓	✓
Michael A. Flick	✓		✓		✓
Lori A. Gobillot	✓	✓		✓	✓
Ian A. Godden	✓	✓		✓	✓
Stephen A. King	✓	✓			✓
Thomas C. Knudson	✓	✓	✓	✓
Mathew Masters	✓	✓			✓
Bruce H. Stover	✓	✓	✓

The Governance and Nominating Committee proposes nominees for director and acts pursuant to its charter, which is posted on our website, www.bristowgroup.com, under the “Governance” caption. It is the policy of the Governance and Nominating Committee to consider director candidates recommended by our employees, directors, stockholders, and others, including search firms. The Governance and Nominating Committee has sole authority to retain and terminate any search firm used to identify candidates for director and has sole authority to approve the search firm’s fees and other retention terms.

If a stockholder wishes to recommend a director for nomination, he or she should follow the procedures set forth below for nominations to be made directly by a stockholder. In addition, the stockholder should provide such other information as such stockholder may deem relevant to the Governance and Nominating Committee’s evaluation. All recommendations, regardless of the source of identification, are evaluated on the same basis as candidates recommended by our directors, chief executive officer, other executive officers, third-party search firms or other sources.

Our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting regardless of whether such nominee is submitted to and evaluated by the Governance and Nominating Committee. To nominate a director using this process, the stockholder must follow procedures set forth in our bylaws. Those procedures require a stockholder wishing to nominate a candidate for director at next year’s Annual Meeting to give us written notice not earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding Annual Meeting and not later than the close of business on the 90th day prior to the anniversary date of the immediately preceding Annual Meeting. However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than 120 days prior to the Annual Meeting and not later than the later of 90 days prior to the Annual Meeting or the 10th day after we publicly disclose the meeting date. The notice to the Secretary must include the following:

•	The nominee’s name, age and business and residence addresses;

•	The nominee’s principal occupation or employment;

•	The class and number of our shares, if any, owned by the nominee;

•	The name and address of the stockholder as they appear on our books;

•	The class and number of our shares owned by the stockholder as of the record date for the Annual Meeting (if this date has been announced) and as of the date of the notice;

•	A representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the candidate specified in the notice;

•	A description of all arrangements or understandings between the stockholder and the nominee; and

•

Any other information regarding the nominee or stockholder that would be required to be included in a proxy statement relating to the election of directors, including the specific experience, qualifications, attributes or skills that led the stockholder to believe that the person should serve as a director.

In addition, our bylaws require that a nominee for election or reelection must deliver to the Secretary a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and make certain representations and agreements.

Our bylaws provide that at least two-thirds of our Board must be citizens of the United States within the meaning of the Federal Aviation Act. Our bylaws provide that a person that is not a citizen of the United States is not eligible for nomination or election as a director if such person’s election, together with the election of any incumbent directors that are not U.S. Citizens and are candidates for election as Directors at the same time, would cause less than two-thirds of the Company’s directors to be citizens of the United States.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines, our Board may combine the roles of the Chairman with that of the chief executive officer if it determines that this provides the most effective leadership model. Our Board also recognizes that it may be desirable to assign these roles to different persons from time to time to ensure that our Board remains independent and responsive to stockholder interests. If our Board combines the role of the Chairman with that of the chief executive officer, then our Board will also select a Non-Executive Chairman/Lead Director to schedule and chair executive sessions of our Board and to perform such other functions as are assigned to such Non-Executive Chairman/Lead Director by our Board on the recommendation of the Governance and Nominating Committee.

Our Board’s current belief is that the functions performed by the Chairman and the chief executive officer should continue to be performed by separate individuals in order to allow the Chairman to lead our Board in its fundamental role in providing guidance and oversight of management and the chief executive officer to focus on managing the day-to-day business of the Company. The Board will reevaluate its view on such leadership structure periodically.

Risk Oversight

The Company has historically placed a high level of importance on addressing, pre-empting and managing those matters which may present a significant risk to the Company. Our Board has oversight responsibility of the processes established to report and monitor material risks applicable to us. Our Board has delegated to management the responsibility to manage risk and bring to the attention of our Board the most material risks to our Company. The Company has robust internal enterprise risk management processes and a strong internal control environment to identify and manage risks and to communicate with our Board about these risks. The Board is updated regularly on tax and accounting matters, litigation status, governmental and corporate compliance regulations and programs, quality controls, safety performance and operational and financial issues. Our Board frequently discusses these matters in detail in order to adequately assess and determine the Company’s potential vulnerability and consider appropriate risk management strategies where necessary.

In accordance with the charter of the Audit Committee, the Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee reports to our Board at each regularly scheduled meeting.

Director Attendance

Our Board held seven meetings during the past fiscal year. During this period, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board during the period in which he was a director and (ii) the total number of meetings held by all committees on which he served during the period in which he was a director.

It is our policy that each director of the Company is expected to be present at each Annual Meeting of Stockholders, absent circumstances that prevent attendance. We facilitate director attendance at the Annual Meetings of Stockholders by scheduling such meetings in conjunction with regular meetings of directors.

Communication with Directors

Our Board maintains a process for stockholders and interested parties to communicate directly with our Board. All communications should be delivered in writing addressed to our Secretary at 2103 City West Blvd., 4th Floor, Houston, Texas 77042. The correspondence should be addressed to the appropriate party, namely: (i) Bristow Group Inc.—Board, (ii) Bristow Group Inc.—Governance and Nominating Committee, (iii) Bristow Group Inc.—Audit Committee, (iv) Bristow Group Inc.—Compensation Committee or (v) the individual director designated by full name or position as it appears in the Company’s most recent proxy statement. We also maintain policies for stockholders and other interested parties to communicate with the Lead Director of executive sessions or with the non-management directors as a group. Such communications should be delivered in writing to: Lead Director or Non-Management Directors of Bristow Group Inc., as the case may be, c/o Secretary, Bristow Group, Inc., 2103 City West Blvd., 4th Floor, Houston, Texas 77042. Communications so addressed and clearly marked as “Stockholder Communications” will be forwarded by our Secretary unopened to, as the case may be, the Chairman of our Board or the then-serving Lead Director (being the independent director scheduled to preside at the next meeting of the non-management or independent directors).

All communications must be accompanied by the following information:

•

If the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds; or, if the person is not a stockholder, a statement regarding the nature of the person’s interest in the Company; and

•	The address, telephone number and e-mail address, if any, of the person submitting the communication.

For more detail, refer to our Company Policy for Communications with our Board posted on our website, www.bristowgroup.com, under the “Governance” caption.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has standing Audit, Compensation and Governance and Nominating Committees. The charter for each of these committees is posted on our website, www.bristowgroup.com, under the “Governance” caption and is available free of charge on request to our Secretary at 2103 City West Blvd., 4th Floor, Houston, Texas 77042. During fiscal year 2013, the Audit Committee met five times, the Compensation Committee met six times and the Governance and Nominating Committee met three times. As of the Record Date, the members and chairperson for each of the Audit, Compensation and Governance and Nominating Committees were as set forth in the table below and each of the members of each such committee was determined to be independent as defined by the applicable NYSE and SEC rules.

Independent Directors	Board Committees
	Audit	Compensation	Governance and Nominating
Thomas N. Amonett
Stephen J. Cannon
Michael A. Flick
Lori A. Gobillot
Ian A. Godden
Stephen A. King
Thomas C. Knudson
Mathew Masters
Bruce H. Stover

- Committee Chairperson
- Committee Member
- Audit Committee Financial Expert

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. The Audit Committee also monitors the integrity of the Company’s financial statements and the independence and performance of the Company’s auditors and reviews the Company’s financial reporting processes. The Audit Committee reviews and reports to our Board the scope and results of audits by the Company’s independent auditors and the Company’s internal auditing staff and reviews the audit and other professional services rendered by the independent auditors. It also reviews with the independent auditors the adequacy of the Company’s system of internal controls. It reviews transactions between the Company and the Company’s directors and officers, the Company’s policies regarding those transactions and compliance with the Company’s business ethics and conflict of interest policies.

Our Board requires that all members of the Audit Committee meet the financial literacy standard required under the NYSE rules and that at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, the SEC has adopted rules requiring that the Company disclose whether or not the Company’s Audit Committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, has all of the following attributes:

•	an understanding of generally accepted accounting principles and financial statements;

•	an ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•

experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

The person is to further have acquired such attributes through one or more of the following:

•

education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

•	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; and

•	experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements or other relevant experience.

Our Board has reviewed the criteria set by the SEC and determined that all five members meet the financial literacy standards required by NYSE rules and qualify under the NYSE rules as having accounting or related financial management expertise. Our Board has also determined that Mr. King qualifies as an audit committee financial expert.

Compensation Committee

The Compensation Committee, among other matters:

•	approves the compensation of the Chief Executive Officer and all other executive officers;

•	evaluates the performance of the Chief Executive Officer and all other executive officers against approved performance goals and other objectives and reports its findings to our Board;

•	reviews and approves changes in certain employee benefits and incentive compensation plans which affect executive officer compensation;

•	reviews and makes recommendations with respect to changes in equity-based plans and director compensation; and

•	prepares a report to be included in the Company’s annual proxy statement.

Awards under equity-based plans are considered and approved by a subcommittee of the Compensation Committee, which consists entirely of “non-employee directors,” as defined by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, all of whom satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Governance and Nominating Committee

The Governance and Nominating Committee assists our Board in:

•	identifying individuals qualified to become members of our Board consistent with criteria approved by our Board;

•	recommending to our Board the director nominees to fill vacancies and to stand for election at the next annual meeting of stockholders;

•	developing and recommending to our Board the corporate governance principles to be applicable to the Company;

•	recommending committee assignments for directors to our Board; and

•	overseeing an annual review of our Board’s performance.

ITEM 1 - ELECTION OF DIRECTORS

Our Board currently contains ten directors. The term of office of all of our present directors will expire no later than the day of the Annual Meeting upon the election of their successors. Our Board has fixed the number of directors to be elected at the Annual Meeting at ten. The directors elected at the Annual Meeting will serve until their respective successors are elected and qualified or until their earlier death, resignation or removal.

Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the election of the nominees hereinafter named. Directors having beneficial ownership derived from presently existing voting power of approximately 7.1% of our common stock as of the Record Date have indicated that they intend to vote for the election of each of the nominees named below. If any nominee withdraws or for any reason is unable to serve as a director, the persons named in the accompanying proxy either will vote for such other person as our Board may nominate or, if our Board does not so nominate such other person, will not vote for anyone to replace the nominee. Except as described below, our management knows of no reason that would cause any nominee hereinafter named to be unable to serve as a director or to refuse to accept nomination or election.

The nominees for director receiving a plurality of the votes cast will be elected. The proxyholder named in the accompanying proxy card will vote FOR each of the nominees named herein unless otherwise directed therein. Abstentions, instructions to withhold authority to vote for one or more of the nominees and broker nonvotes will result in those nominees receiving fewer votes, but will not be counted as a vote AGAINST the nominee.

Our Board recommends that stockholders vote FOR the election to our Board of each of the nominees named below.

Information Concerning Nominees

Our present Board proposes for election the following ten nominees for director. Each of the nominees named below is currently a director of the Company and each was elected at the Annual Meeting of Stockholders held on August 1, 2012. All nominees for director are nominated to serve one-year terms until the annual meeting of stockholders in 2014 and until their respective successors are elected and qualified, or until their earlier resignation, removal from office, or death.

We have provided information below about our nominees, including their ages, place of residence and business experience during the past five years, including service on other boards of directors. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he or she should serve as a director on our Board at the time we file our proxy statement, in light of our business and structure. Unless we specifically note below, no corporation or organization referred to below is a subsidiary or other affiliate of Bristow Group Inc.

	Name, Residency & Age	Current or Former Principal Occupation, Position and Dates	Other Directorships (Committees, if any, and Dates)

Board since 2006 Audit since 2006 Compensation since 2006	Thomas N. Amonett Houston, Texas Age: 69

Athlon Solutions, LLC (a private provider of specialty chemicals and related services to refineries and other industrial companies)

-  President and Chief Executive Officer, since April 2013

Champion Technologies Inc. (a private, international specialty chemicals manufacturer)

-  President, Chief Executive Officer and a director, 1999 – April 2013

American Residential Services, Inc. (a public company providing equipment and services for residential living)

-  President, Chief Executive Officer and a director, 1997 – 1999

Private Companies

-  Champion Technologies Inc. (1999 – April 2013)

Public Companies:

-  Hercules Offshore, Inc. (Corporate Governance) (since 2007)

-  Orion Marine Group, Inc. (Audit & Nominating and Governance) (since 2007)

Board Recommendation: The board concluded that Mr. Amonett should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Amonett is an attorney by education and he has extensive executive leadership experience that he has attained through serving as a chief executive officer for almost two decades. He also has significant board experience that he has attained through serving on the boards of several private and public companies in the energy services industry. Mr. Amonett’s legal insight and business acumen have proven to be invaluable assets over the past seven years for our Board and, in particular, the Audit and Compensation Committees.

	Name, Residency & Age	Current or Former Principal Occupation, Position and Dates	Other Directorships (Committees, if any, and Dates)

Board since 2002 Audit since 2002 Governance since 2004	Steven J. Cannon Southlake, Texas Age: 59

TSG Technical Services, Inc. (a private, international government service provider)

-   (Retired) President and Chief Executive Officer, 2007 – 2009

DynCorp International LLC (a private technology company)

-   President and Chief Executive Officer, 2005 – 2006

-   President, 2000 – 2005

-   General Manager, Technical Services, 1993 – 1999

-   Vice President, Aerospace Technology, 1988 – 1993

- None

Board Recommendation: The board concluded that Mr. Cannon should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Cannon’s almost 25 years of service at DynCorp afforded him the opportunity to develop extensive operations, international business and aviation skills and ultimately gain executive management experience. His subsequent experience as President and Chief Executive Officer at TSG required him to develop expertise in the area of governmental relations and contracts which may be of particular use for our Board as the Company increases its search and rescue business in the United Kingdom and explores other search and rescue opportunities with various governments around the world.

Board since 2004	William E. Chiles Houston, Texas Age: 64

Bristow Group Inc.

-  President and Chief Executive Officer, since July 2004

-  Interim Chief Financial Officer, from December 2005 until February 2006 and from June 2010 until October 2010

Grey Wolf, Inc. (a public, onshore oil and gas drilling company)

-  Executive Vice President and Chief Operating Officer, 2003 – 2004

Chiles Offshore Inc. (a public offshore oil and gas company)

-  President and Chief Executive Officer, 1997 – 2002

Public Companies: - Basic Energy Services Inc. (Audit and Compensation) (since 2003)

Board Recommendation: The board concluded that Mr. Chiles should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: As our Chief Executive Officer, Mr. Chiles provides a critical link between senior management and our Board. In addition, his extensive international experience in offshore drilling together with his knowledge of the culture, operations and customers of the Company assist our Board in making strategic decisions.

Board since 2006 Audit since 2006 Compensation from 2007 to 2012 Governance since 2012	Michael A. Flick New Orleans, Louisiana Age: 64	First Commerce Corporation (a public commercial bank), 1970 – 1998 - (Retired) Executive Vice President and Chief Administrative Officer, 1992 – 1998 - Chief Credit Policy Officer, 1979 – 1992

Public Companies:

-  Gulf Island Fabrication Inc.(Compensation and Audit) (since 2007)

Private Companies:

-  University of New Orleans Foundation (Investment) (since 1985)

-  Catholic Foundation of New Orleans (Finance) (since 2011)

-  Community Coffee Company
(1998 – 2009)

Board Recommendation: The board concluded that Mr. Flick should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Flick’s experience in the banking and financial services industries provides him with extensive knowledge of financial reporting, legal and audit compliance and risk management making him highly qualified to serve as a member of the Audit Committee and our Board. In addition, his prolonged and continued service on multiple public and private company boards make him highly qualified to serve as a member of our Corporate Governance and Nominating Committee.

	Name, Residency & Age	Current or Former Principal Occupation, Position and Dates	Other Directorships (Committees, if any, and Dates)

Board since 2012 Compensation since 2012	Lori A. Gobillot Houston, Texas Age: 51

InVista Advisors LLC (a private project management and consulting company)

-   Founding Partner and Consultant, since 2013

United Airlines, Inc. (a public air transportation company)

-  Vice President, Integration Management,
October 2010 – 2012

Continental Airlines, Inc. (a public air transportation company)

-  Vice President, Integration Management,
June 2010 – October 2010

-  Staff Vice President, Assistant General Counsel and Assistant Secretary, 2006 – June 2010

- None

Board Recommendation: The board concluded that Ms. Gobillot should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Ms. Gobillot is an attorney by education with extensive management and legal experience within the aviation industry as well as experience in private practice representing a variety of clients. Her years of experience at a capital intensive airline with a similar focus on safety, regulatory compliance, customer service and employee satisfaction add a helpful perspective to our Board’s deliberations. Her aviation background and legal knowledge allow her to contribute significantly as a member of the Compensation Committee and benefit our Board’s decision making process.

Board since 2010 Audit since 2010 Governance since 2010	Ian A. Godden London, England Age: 59

KBC Advanced Technologies (a public consulting and software company dedicated to hydrocarbon processing)

-  Chairman, since January 2013

    Non-Executive Chairman, 2011 – January 2013

-  Senior Independent Non-Executive Director, 2008 – 2011

Glenmore Energy Inc. (a private energy company)

-  Founder and Chairman, since 2004

Farnborough International Limited (a private subsidiary company of ADS described below)

-  Chairman, 2009 – February 2013

A|D|S Group Ltd. (a private trade organization that represents the U.K. civil aerospace, defense and security industries)

-  Chairman, 2007 – 2011

Roland Berger Strategy Consultants (a private consulting company)

-  U.K. Managing Partner, 2000 – 2004

Booz Allen and Hamilton (a private consulting company)

-  U.K. Managing Partner, 1996 – 1998

Public Companies: - KBC Advanced Technologies (Remuneration and Nominations Committees since 2008) (Audit, 2008 – 2011) - E2V Technologies PLC (Audit) (2003 – 2010)

Board Recommendation: The board concluded that Mr. Godden should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Godden received a Bachelor of Science degree in engineering from Edinburgh University in Scotland and an MBA from Stanford University in California. He has extensive practical experience in the aviation industry, particularly in the areas of aviation safety, training, technology and logistics management which are each critical to the Company at this stage of its growth. His international experience and background in strategic consulting aids our Board in reviewing decisions and developing the strategy for the Company.

	Name, Residency & Age	Current or Former Principal Occupation, Position and Dates	Other Directorships (Committees, if any, and Dates)

Board since 2011 Audit since 2011	Stephen A. King(1) London, England Age: 52

Caledonia Investments plc (a public investment company)

-  Finance Director, since 2009

De La Rue plc (a private printer of commercial paper and bank notes for central banks)

-  Group Finance Director, 2002 – 2009

Midlands Electricity plc (a private international power distribution and generation group)

-  Group Finance Director, 1997 – 2002

Public Companies: - Caledonia Investments plc (since 2009) - TT Electronics (Audit) (since April 2012) - The Weir Group plc (Audit) (2005 – June 2012)

Board Recommendation: The board concluded that Mr. King should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. King is an accountant by training with significant international finance expertise. Mr. King has been the Finance Director at Caledonia Investments plc since December 2009. He began his career as an accountant for Coopers & Lybrand (now Pricewaterhouse Coopers LLP) and then worked his way up through the finance department of several companies to become the Finance Director for Caledonia, one of the most respected investment houses in the United Kingdom. He also has extensive experience on boards of public companies in the United Kingdom that allow him to bring a different perspective to Board deliberations that ultimately benefits our Board’s decision making process. His expertise in corporate governance has been recognized by his being honored as an NACD Board Leadership Fellow. Finally, his experience as chairman of the audit committees of TT Electronics and The Weir Group plc, together with his financial and accounting expertise gained over almost two decades of serving as a finance director for various organizations, make him well suited to continue to serve as Chairman of our Audit Committee.

Board since 2004 Governance since 2004 Compensation from 2004 to 2006 (Former) Executive Committee from 2006 to 2007	Thomas C. Knudson Houston, Texas Age: 67	Tom Knudson Interests (a private consulting company) - Founder and President, since 2009 ConocoPhillips (a public oil and gas company) - Senior Vice President, 1975 – 2004

Private Companies:

-  National Association of Corporate Directors (NACD) Texas Tri- Cities Chapter (since 2012)

-  Episcopal Seminary of the Southwest (since 2012)

Public Companies:

-  MDU Resources Group Inc. (Compensation) (since 2008)

-  Midstates Petroleum Company, Inc. (Nominating and Governance) (since May 2013)

-  Natco Group Inc. (Governance, Nominating and Compensation) (2005 – 2009)

-  Williams Partners LP (Audit and Conflicts) (2005 – 2007)

Board Recommendation: The board concluded that Mr. Knudson should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Knudson has served as the Chairman of our Board since 2006. He holds a bachelor’s degree in aerospace engineering from the U.S. Naval Academy and a master’s degree in aerospace engineering from the U.S. Naval Postgraduate School. He served as a naval aviator, flying combat missions in Vietnam. His education, military service, and experience on the boards of MDU Resources Group Inc., Natco Group Inc. and Williams Partners LP, provide additional perspectives to our Board. His prior service on the management committee at ConocoPhillips provides our Board with significant insight into the way customers in the energy industry operate. Finally, his service as a member of the NACD Tri-Cities Chapter Board and his expertise in corporate governance, as reflected by his being honored as an NACD Board Leadership Fellow, make him well suited to continue to serve as Chairman of our Board as well as Chairman of our Corporate Governance and Nominating Committee.

	Name, Residency & Age	Current or Former Principal Occupation, Position and Dates	Other Directorships (Committees, if any, and Dates)
Board since 2011 Compensation since 2011	Mathew Masters(1) West Sussex, England Age: 39

Caledonia Investments plc (a public investment company)

-  Associate Director, since 2008

-  Investment Executive, 2006 – 2008

Grant Thornton (an international accounting firm)

-  Corporate Finance Senior Manager, 2000 – 2006

-  Audit Manager, 1995 – 1999

Private Companies:

-  Satellite Information Services Limited (Audit) (since 2007)

-  Celerant Consulting Investments Limited (Audit) (2007 – June 2012)

-  TCL Limited (2007 – February 2012)

-  Seven Publishing Limited (2009 – February 2012)

-  Celona Technologies Limited (2006 – 2010)

Public Companies:

-  Tribal Group plc (2009 – August 2012)

Board Recommendation: The board concluded that Mr. Masters should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Masters is an accountant by education who started his career at Grant Thornton. He has served on several private and public company boards in the United Kingdom and he has extensive international experience that together benefit our Board’s decision making process. He also brings significant accounting and financial expertise to the
Compensation Committee.

Board since 2009 Compensation since 2009	Bruce H. Stover Oklahoma City, Oklahoma Age: 64

Endeavor International Corporation (a public oil and gas company)

(Retired) Executive Vice President, Operations and Business Development, 2003 – 2010

Anadarko Petroleum Corporation (a public oil and gas company), 1980 – 2003

-  Senior Vice President, Worldwide Business Development, 1999 – 2003

-  Vice President, Worldwide Business Development, 1997 – 1999

-  Vice President, Acquisitions, 1993 – 1997

-  President and General Manager for Anadarko Algeria Corporation, 1989 – 1993

-  Chief Engineer, 1980 – 1989

- None

Board Recommendation: The board concluded that Mr. Stover should continue to serve on our Board, in light of our business and structure, for the reasons set forth below.

Key attributes, experience and skills: Mr. Stover is an engineer by education who spent many years serving in senior management in the energy business and brings the customer perspective to our Board. In addition, much of his professional career was spent serving in the oil and gas industry outside of the United States, thus bringing an important international perspective to our Board.

(1)

Stephen A. King and Mathew Masters, directors and executive officers of Caledonia, were designated by Caledonia for election to our Board pursuant to a Master Agreement dated December 12, 1996 among the Company, a predecessor in interest to Caledonia and certain other persons in connection with our acquisition of 49% and other substantial interests in Bristow Aviation Holdings Limited. The Master Agreement provides that so long as Caledonia owns (1) at least 1,000,000 shares of common stock of the Company or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, Caledonia will have the right to designate two persons for nomination to our Board and to replace any directors so nominated. According to the records of the Company’s transfer agent, as of March 31, 2013, Caledonia was the direct beneficial owner of 2,401,577 shares of our common stock.

EXECUTIVE OFFICERS OF THE REGISTRANT

Under our bylaws, our Board elects our executive officers annually. Each executive officer remains in office until that officer ceases to be an officer or his or her successor is elected. There are no family relationships among any of our executive officers. At June 13, 2013, our executive officers were as follows:

Name	Age	Position Held with Registrant
William E. Chiles	64	President, Chief Executive Officer and Director
K. Jeremy Akel	44	Senior Vice President, Operations
Jonathan E. Baliff	49	Senior Vice President, Chief Financial Officer
Mark B. Duncan	51	Senior Vice President, Commercial
E. Chipman Earle	40	Senior Vice President, General Counsel and Corporate Secretary
Hilary S. Ware	56	Senior Vice President, Administration
Brian J. Allman	40	Vice President, Controller and Chief Accounting Officer
Joseph A. Baj	55	Vice President and Treasurer
L. Don Miller	50	Vice President, Strategy and Structured Transactions
Margaret D. Montaigne	56	Vice President, Sales and Marketing

Mr. Chiles joined us as President and Chief Executive Officer in July 2004. Mr. Chiles also served as interim Chief Financial Officer from December 2005 until February 2006 and from June 2010 to October 2010 following the resignations of two prior Chief Financial Officers. Mr. Chiles has been a member of our Board since 2004. Prior to his employment by the Company, Mr. Chiles was employed by Grey Wolf, Inc., an onshore oil and gas drilling company traded on the American Stock Exchange, from March 2003 until June 21, 2004 as Executive Vice President and Chief Operating Officer. Mr. Chiles served as Vice President of Business Development at ENSCO International Incorporated, an offshore oil and gas drilling company listed on the New York Stock Exchange, from August 2002 until March 2003. From August 1997 until its merger into an ENSCO International affiliate in August 2002, Mr. Chiles served as President and Chief Executive Officer of Chiles Offshore Inc. Mr. Chiles serves as a director of, and is Chairman of the Compensation Committee of, Basic Energy Services, Inc., a contractor for land based oil and gas services. He is also a member of Basic Energy’s Audit Committee. He served as a member of our Executive Committee from 2004 to August 2007 when it was discontinued.

Mr. Akel was appointed as Senior Vice President, Operations in January 2012. Before that he served as the Director of the Other International Business Unit at the Company since January 2010, where he was responsible for all operations within that business unit. Prior to that position, Mr. Akel held various other positions at the Company including Director of the Latin America Business Unit from April 2008 to January 2010, Director of the South/Latin American Business Units from July 2006 to April 2008, and Manager International Strategy from July 2004 to July 2006. Prior to joining the Company, Mr. Akel was Vice President, Aviation Business Consulting for Morten Beyer & Agnew, an international aviation consulting firm, from February 2002 to January 2004. From February 2001 to January 2002, Mr. Akel served as Senior Manager, Business Consulting, Aviation Industry Practice for Anderson, LLP, an international business consulting firm. From February 1997 to December 2000, Mr. Akel served in several management positions at Tidewater Marine International, Inc., an international provider of marine support services to the offshore energy industry. Mr. Akel began his career in 1991 as an Aerospace Engineer at the National Transportation Safety Board.

Mr. Baliff joined us as Senior Vice President and Chief Financial Officer in October 2010. Prior to joining Bristow, Mr. Baliff had been the Executive Vice President, Strategy at NRG Energy since May 2008, where he led the development and implementation of NRG’s corporate strategy, as well as acquisitions and business alliances. Prior to joining NRG, Mr. Baliff was Managing Director in Credit Suisse’s Global Energy Group, where he advised energy companies on merger and acquisition assignments and project and corporate financings since 1996. Mr. Baliff started his business career at Standard and Poor’s and then JP Morgan’s Natural Resources Group. Mr. Baliff served on active duty in the U.S. Air Force for eight years from 1985 to 1993 in numerous assignments flying the F-4G Phantom including the first combat missions during the first Gulf War. Mr. Baliff retired with the rank of Captain.

Mr. Duncan was promoted to Senior Vice President, Commercial in December 2009. He joined us in January 2005 as Vice President, Global Business Development. He was promoted to Senior Vice President, Global Business Development effective January 1, 2006 and to Senior Vice President, Western Hemisphere in April 2008. Prior to joining the Company, Mr. Duncan worked at ABB Lummus Global Inc. from 2002 to 2005. At ABB, Mr. Duncan served as Commercial Director in the Deepwater Floating Production Systems division, based in Houston, Texas. From 1985 to 2002, Mr. Duncan worked for the Halliburton/Brown & Root Group, mostly in the subsea sector where he filled various positions working in the North Sea, Brazil and several other international areas, ultimately holding the position of Senior Global Vice President Commercial for the Subsea 7 entity.

Mr. Earle joined us as Senior Vice President, General Counsel and Corporate Secretary in July 2012. Prior to joining the Company, Mr. Earle worked as an attorney for Transocean Ltd. in various capacities from 2006 until 2012. He most recently served as Assistant Vice President, Global Legal from 2011 to 2012 during which he oversaw Transocean’s worldwide legal operations. Prior to serving in this role, he served from 2009 to 2011 as the General Counsel for Transocean’s Europe and Africa Business Unit, Associate General Counsel and Corporate Secretary from 2007 to 2009, and Legal Counsel, Corporate and Securities from 2006 to 2007. Prior to joining Transocean in 2006, Mr. Earle worked as a Corporate and Securities associate at the law firm of Baker Botts, L.L.P. in Houston, Texas after beginning his career with the law firm of Wilson, Sonsini, Goodrich & Rosati, P.C.

Ms. Ware was promoted to Senior Vice President, Administration in December 2009. She joined us in August 2007 as Vice President of Global Human Resources. Prior to joining the Company, Ms. Ware was Vice President, Human Resources for BHP Billiton Petroleum from 2006 to 2007. Prior to joining BHP Billiton, Ms. Ware was Vice President Human Resources, Worldwide for Hanover Compressor Company from 2002 to 2006. Prior to 2002, Ms. Ware served for 20 years in a variety of roles as a human resources professional with BP. Ms. Ware’s duties and responsibilities at BHP Billiton and Hanover included management and oversight of all Human Resource activities and personnel at those companies.

Mr. Allman joined us as Director of Financial Reporting in March 2006. In August 2007 he was promoted to Corporate Controller and was subsequently elected Chief Accounting Officer in April 2009 and Vice President, Chief Accounting Officer in November 2010. From September 2002 to March 2006, Mr. Allman worked as Financial Reporting Manager for Nabors Industries Ltd., a drilling and well servicing company. A Certified Public Accountant, Mr. Allman previously worked in public accounting as an Audit Manager with KPMG LLP after beginning his career with Arthur Andersen LLP.

Mr. Baj joined us as Assistant Treasurer in July 2005. In November 2005, Mr. Baj was promoted to Vice President, Treasurer and Secretary. In May 2006, Mr. Baj resigned his position as Secretary upon Mr. Stafford, our former General Counsel, joining the Company.

Mr. Miller joined us as Vice President, Strategy and Structural Transactions in November 2010. From January 2008 to November 2010, he worked as an independent consultant assisting companies in capital markets and in a financial advisory capacity. He served as the post bankruptcy CEO and President of Enron North America Corp. and Enron Power Marketing Inc. from December 2001 to December 2007.

Ms. Montaigne joined us as Vice President, Sales and Marketing in February 2012. Prior to joining the Company, Ms. Montaigne was Senior Director, Deepwater Solutions, at Halliburton, where she led the strategic initiative to increase Halliburton’s global market share in that segment. From 2007 to 2010, she was Vice President of the Exxon Mobil Account for Halliburton, where she managed this top 10 strategic global account. Prior to that, Ms. Montaigne held various positions at Landmark Graphics, including US Region General Manager, Managing Partner for the Shell Account, Vice President of Data and Applications Management, Marketing Director for GrandBasin and The Americas. From 1979 to 1990, she was a geologist with ENSTAR Petroleum and RPI. On June 17, 2013, Ms. Montaigne notified the Company of her intent to resign from the Company effective on or about July 15, 2013 in order to pursue another opportunity.

SECURITIES OWNERSHIP

Holdings of Principal Stockholders

The following table shows certain information with respect to beneficial ownership of our common stock held by any person known by us to be the beneficial owner of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class (1)
Dimensional Fund Advisors LP	2,911,319	(2)	8.1%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

BlackRock, Inc.	2,844,959	(3)	7.9%
40 East 52nd Street New York, NY 10022

Caledonia Investments plc	2,401,577	(4)	6.6%
Cayzer House, 30 Buckingham Gate London, England SW1 E6NN

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	2,170,899	(5)	6.0%

The Vanguard Group Inc.-23-1945930	2,113,046	(6)	5.8%
100 Vanguard Blvd. Malvern, PA 19355

EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	2,085,395	(7)	5.8%

Franklin Resources, Inc. One Parker Plaza, 9th Floor Fort Lee, NJ 07024	1,969,510	(8)	5.4%

Allianz Global Investors Capital LLC 600 West Broadway San Diego, CA 92101	1,854,023	(9)	5.1%

NFJ Investment Group LLC 2100 Ross Avenue, Suite 700 Dallas, TX 75201

(1)	Percentage of the 36,150,639 shares of common stock of the Company outstanding as of March 31, 2013.

(2)

According to a Schedule 13G/A filed on February 11, 2013 with the Securities and Exchange Commission, Dimensional Fund Advisors LP (“Dimensional”) has shared dispositive power with respect to and, may beneficially own, all such shares of common stock. Dimensional has sole voting power with respect to 2,868,016 of such shares. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain of the Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all of such shares of common stock reported above are owned by the Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)

According to Schedule 13G/A filed on February 8, 2013 with the Securities and Exchange Commission, on behalf of BlackRock, Inc., BlackRock, Inc. has sole dispositive power and sole voting power with respect to all of such shares. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such shares of common stock, and no one person’s interest in such shares of common stock is more than five percent of the total outstanding shares of common stock.

(4)

According to a Form 13D/A filed on June 26, 2008 with the Securities and Exchange Commission (and updated based on developments known to the Company and confirmed with the Company’s transfer agent) by (i) Caledonia Investments plc (“Caledonia”) as the direct beneficial owner of all of such shares of common stock and (ii) The Cayzer Trust Company Limited (“Cayzer Trust”) as an indirect beneficial owner of all of such shares of common stock given its direct holdings of the securities of Caledonia. Caledonia and Cayzer Trust claim shared voting and dispositive power over such shares of common stock.

(5)

According to a Schedule 13G filed on February 14, 2013 with the Securities and Exchange Commission, Wellington Management Company, LLP (“Wellington”), in its capacity as an investment advisory firm, may be deemed to beneficially own all of these shares which are held of record by clients of Wellington. Wellington does not have dispositive power over any of these shares and has shared voting power over 770,584 of these shares.

(6)

According to a Schedule 13G/A filed on February 11, 2013 with the Securities and Exchange Commission, The Vanguard Group Inc-23-1945930 (“Vanguard”) has sole voting power with respect to 55,974 of such shares, sole dispositive power with respect to 2,059,072 of such shares and shared dispositive power with respect to 53,974 of such shares.

(7)

According to a Schedule 13G filed on February 14, 2013, EARNEST Partners, LLC (“Earnest”), in its capacity as an investment advisor, may be deemed to beneficially own all of these shares. Earnest has sole dispositive power over all of these shares, sole power to vote 716,527 of these shares and shared power to vote 267,784 of these shares. The Schedule 13G states that no client’s interest in such shares of common stock is more than five percent of the total outstanding shares of common stock.

(8)

According to a Schedule 13G/A filed on February 11, 2013 with the Securities and Exchange Commission, the shares listed are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect investment advisory subsidiaries (the “Investment Management Subsidiaries”) of Franklin Resources, Inc. (“FRI”). Investment management contracts grant to such Investment Management Subsidiaries all investment and/or voting power over the securities owned by advisory clients of the Investment Management Subsidiaries. Therefore, the Investment Management Subsidiaries may be deemed to be beneficial owners of such shares. Franklin Advisory Services, LLC, has sole voting power with respect to 1,864,510 shares of common stock and sole dispositive power with respect to 1,969,510 shares of common stock. Additionally, the Schedule 13G/A discloses that Charles B. Johnson and Rupert H. Johnson, Jr., as principal stockholders of FRI, may be deemed to be the beneficial owners of the shares of common stock held by the Investment Management Subsidiaries. FRI, the principal stockholders and the Investment Management Subsidiaries disclaim any pecuniary interest in such shares.

(9)

According to a Schedule 13G/A filed on February 14, 2013 with the Securities and Exchange Commission, Allianz Global Investors Capital LLC (“AGIC”) may be deemed to be the beneficial owner of these shares held by NFJ Investment Group LLC (“NFJ”), its wholly owned subsidiary. NFJ has sole dispositive power with respect to all of these shares and sole voting power with respect to 1,837,223 of these shares. The securities reported are held by investment advisory clients or discretionary accounts of which AGIC and/or NFJ is the investment adviser. Investment advisory contracts grant to each of AGIC or NFJ voting and/or investment power over the securities held by each of their respective clients or in accounts that each of them manages. As a result, each may be deemed to beneficially own the securities held by its clients or accounts within the meaning of Rule 13d-3 under the Act. Because AGIC is the parent holding company of NFJ, AGIC may be deemed to beneficially own the securities held by NFJ’s clients or accounts. Each of AGIC and NFJ disclaim beneficial ownership of these shares.

Holdings of Directors, Nominees and Executive Officers

The following table shows how many shares (i) each of our directors, (ii) each of the Named Executive Officers included in the Summary Compensation Table on page 37 of this proxy statement and (iii) all of our directors and executive officers as a group beneficially owned as of June 13, 2013:

Name(1)	Shares Directly Owned as of June 13, 2013(2)	Options Exercisable on or prior to August 13, 2013	Total Shares Beneficially Owned(3)	Percent of Class(4)
K. Jeremy Akel	5,214	11,749	16,963	*
Thomas N. Amonett	5,258	18,125	23,383	*
Jonathan E. Baliff	4,750	19,746	24,496	*
Stephen J. Cannon	4,289	-	4,289	*
William E. Chiles	96,215	337,034	433,249	1.2%
Mark B. Duncan	24,334	72,668	97,002	*
Michael A. Flick	10,330	-	10,330	*
Lori A. Gobillot	1,604	-	1,604	*
Ian A. Godden	6,370	-	6,370	*
Stephen A. King(3)	-	-	2,401,577	6.6%
Thomas C. Knudson	42,383	-	42,383	*
Mathew Masters(3)	-	-	2,401,577	6.6%
Randall A. Stafford	-	-	0	*
Bruce H. Stover	5,770	-	5,770	*
Hilary S. Ware	10,892	54,887	65,779	*
All directors and executive officers as a group (20 persons) (3)	217,409	529,507	3,148,493	8.5%

*	Less than 1%.

(1)	The business address of each director and executive officer is 2103 City West Blvd., 4th Floor, Houston, Texas 77042.

(2)	Excludes unvested restricted stock over which the holders do not have voting or dispositive powers.

(3)

Because of the relationship of Messrs. King and Masters to Caledonia, Messrs. King and Masters may be deemed indirect beneficial owners of the 2,401,577 shares of common stock owned by Caledonia (see “Security Ownership of Certain Beneficial Owners and Management - Holdings of Principal Stockholders”). Pursuant to Rule 16a-1(a)(3), Messrs. King and Masters are reporting indirect beneficial ownership of the entire amount of our securities owned by Caledonia but they disclaim beneficial ownership of such shares.

(4)	Percentages of our common stock outstanding as of June 13, 2013, adjusted for each officer and director to include such officer and director’s total shares beneficially owned as of such date.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the proxy statement provides information regarding our executive compensation program for fiscal year 2013 for (i) our Chief Executive Officer and our Chief Financial Officer, (ii) each of our three most highly compensated executive officers, other than our Chief Executive Officer and our Chief Financial Officer, who were executive officers of the Company as of March 31, 2013 (our fiscal year end), and (iii) one individual who served as an executive officer during the fiscal year, but left the employ of the Company in June 2012. For fiscal year 2013, these individuals were our “Named Executive Officers” (or “NEOs”) and consisted of the following:

•	William E. Chiles, our President and Chief Executive Officer;

•	Jonathan E. Baliff, our Senior Vice President, Chief Financial Officer;

•	K. Jeremy Akel, our Senior Vice President, Operations;

•	Mark B. Duncan, our Senior Vice President, Commercial;

•	Hilary S. Ware, our Senior Vice President, Administration; and

•	Randall A. Stafford, our former Senior Vice President, General Counsel and Corporate Secretary.

This section of the proxy statement is divided into the following four subsections:

•	Executive Summary;

•	About Our Executive Compensation Program – Our Compensation Philosophy and Peer Groups;

•	How Compensation Is Delivered; and

•	Executive Compensation Program Governance.

You should read this section of the proxy statement in conjunction with the advisory vote that we are conducting on the compensation of our Named Executive Officers (see “Item 2 – Advisory Approval of Executive Compensation” on page 47), as it contains information that is relevant to your voting decision.

Executive Summary

The Relationship Between Our Mission and Our Executive Compensation Program

We are the leading provider of helicopter services to the global offshore energy industry and our mission is to provide the safest and most efficient helicopter services and aviation support worldwide. We believe that we can achieve our mission by focusing on and committing to working in innovative partnerships with our clients, further developing our highly professional workforce, and expanding our business and extending our horizons globally. This means we will provide industry-leading value to our clients, fellow employees and stockholders while remaining true to our core values of safety, quality and excellence, integrity, fulfillment, teamwork and profitability. In fiscal year 2013, we updated our strategic objectives organized around clients, execution, people and growth in furtherance of our pursuit of Operational Excellence.

Our executive compensation program is designed to support and reinforce our mission and each of our strategic objectives in furtherance of our pursuit of Operational Excellence while at the same time aligning the interests of our management with those of our stockholders. For example, our annual incentives include key performance indicators in the areas of safety and Bristow Value Added (BVA), a customized financial performance measure, that tie directly to our strategic objectives in the areas of execution and growth, respectively. Additionally, satisfying our objectives in the areas of clients and people is designed to have a direct positive impact on BVA and reward our executive officers through the individual element of our short term incentive plan. Finally, our long long-term incentives focus on delivering strong stockholder returns over time which tie directly to our growth objective and further align the interests of our management with those of our stockholders as follows:

•	Options reward management only if the stock price increases beyond the exercise price;

•	The value of restricted stock units is linked directly to the underlying value of our shares; and

•	The amount of long term performance cash awarded in any year depends on our total stockholder return over the prior three years relative to that of other offshore transportation companies.

Through our annual and long-term incentives, the Compensation Committee is able to incentivize strong individual performance in the areas of value realization to our clients, a strong sense of commitment and ownership in our people, improvement in the execution of our operations and prudent financial growth.

Company Performance in Fiscal Year 2013

In fiscal year 2013, with the exception of one material safety incident, we achieved the following significant accomplishments with respect to each of our strategic objectives in furtherance of our pursuit of Operational Excellence:

•	Clients

•	Objective: Consistently deliver on our commitment to our clients to increase their productivity and reduce their operational risks and costs.

•	Accomplishments

•

In response to the directive issued in October 2012 by the UK Civil Aviation Authority to the helicopter industry to prohibit all EC 225 helicopters from operating over “hostile environments” due to a ditching by another operator, (i) we repositioned existing aircraft, returned six of our AS 332 helicopters to service and purchased one AW139 helicopter to provide a short term solution for our clients, and (ii) we ordered ten additional S-92 helicopters to meet their long term needs. Our response to this crisis allowed our clients to continue with their production and drilling operations which otherwise could have been shut down.

•	On time departures for our aircraft have increased from approximately 94% for fiscal year 2012 to approximately 95% for fiscal year 2013.

•	Aircraft availability has remained at an impressive 99% for fiscal year 2013.

•	We continued a positive trend of receiving more than twice as many accolades as complaints from our passengers transported in fiscal year 2013.

•	Execution

•	Objective: Streamline and standardize operational processes and technology to ensure safety, efficiency and service.

•	Accomplishments

•	Target Zero safety achieved by our Centralized Operations Business Unit.

•	Flight Safety Foundation 2012 Presidential Citation recognizing Target Zero safety program

•	Established fleet management function.

•	Fleet redeployment and aircraft refurbishments after the EC225 incident.

•	Unprecedented pilot training and conversions in preparation for search and rescue operations in the United Kingdom and in response to the EC225 incident.

•	Strong progress on strengthening information technology infrastructure and finalizing eFlight and ERP systems.

Despite these significant accomplishments, particularly in the area of safety, we unfortunately experienced an accident near Intracoastal, Louisiana in October 2012 that tragically resulted in the loss of life of one of our pilots. As a result, each of our Named Executive Officers, other corporate employees and employees in the applicable business unit did not receive any compensation for the safety portion of their annual incentive award for fiscal year 2013.

•	People

•	Objective: Foster a culture of accountability and innovation that promotes safety, integrity and exceptional performance.

•	Accomplishments

•	Significantly reduced global voluntary attrition rate over three-year period from approximately 35% for fiscal year 2011 to under 5% for fiscal year 2013.

•	Developed robust leadership training program which has resulted in over 50% of the graduates advancing into more senior leadership positions over the past three fiscal years.

•

Administered 14 compliance courses to 124 participants in fiscal year 2013 focused primarily on our Code of Business Integrity and 21 compliance courses to 428 participants to date focused on International Trafficking in Arms Regulations.

•

Fostered a strong sense of accountability to our corporate community and pride in our Bristow brand through our Bristow Uplift charitable giving program through which we donated a total of approximately $365,000 to over 100 charitable organizations around the world, matched more than $40,000 in charitable contributions made by our employees and participated directly in over 150 outreach events throughout the year.

•	Provided all-work force (excluding officers) bonus of $1,000 per person for exceptional performance in fiscal year 2013.

•	Growth

•	Objective: Achieve outstanding stockholder return and increase year-on-year “Bristow Value Added” or BVA.

•	Accomplishments

•

Stock price improvement over the course of fiscal year 2013 of approximately 40.5% which is 26.5% in excess of the Standard & Poor’s 500 Index over the same period, 37.4% in excess of the Philadelphia Oil Service Index and 38.4% in excess of the Simmons & Company Offshore Transportation Services group of companies (Simmons Group), which is the peer group used to measure the Company’s performance with respect to total stockholder return for purposes of long term performance cash awards.

•

Year-on-year increase of consolidated BVA of approximately $23.4 million, driven by approximately $34.9 million in revenue growth, approximately $5.6 million in margin improvement, approximately $13.2 million in increased capital efficiency, and approximately $3.3 million from our investment in Lider in Brazil, partially offset by approximately $33.6 million in increased aircraft and other capital expenditures.

CEO Pay-At-A-Glance for Fiscal Year 2013

In considering compensation for the Company’s Chief Executive Officer, Mr. Chiles, for fiscal year 2013, the Compensation Committee considered a wide range of performance indicators, including: business and personal objectives achieved; contributions to major corporate results; development and leadership efforts effecting personnel, team building, demonstration of core values, client relations, operational execution and safety, as well as corporate total stockholder return performance compared to peers. The Compensation Committee also considered how the CEO’s vision and leadership have positioned the Company for consistent, sustainable long term growth and profitability. The Compensation Committee determined that the CEO’s compensation package should reflect exceptional performance in all areas except safety, for which no component of value in the bonus was awarded. Peer group data for comparative compensation was considered and the Compensation Committee determined that the final compensation framework for the CEO was consistent with industry results where similar, top-tier performance results have been achieved. In summary, the Compensation Committee approved a 6.1% increase in the annual salary for Mr. Chiles from $825,000 to $875,000, an annual cash incentive award for fiscal year 2013 of $1,295,087 (which was 59% above his target opportunity) together with a target opportunity for fiscal year 2014 of 100% of base salary and a long term incentive award for fiscal year 2014 equal in value to $4,725,000 that was divided evenly on a value basis among performance cash (at target), stock options and restricted stock units.

Response to FY2012 Say on Pay Results and Specific Changes to FY2013 Compensation Program

At our 2012 annual meeting, 88.8% of our stockholders who cast a vote for or against the proposal approved the advisory resolution on the compensation of our named executive officers. We carefully consider the input from stockholders and review our programs to ensure they continue to reflect best practices and continue to align the interests of executives with stockholders. The Compensation Committee implemented the following changes in fiscal year 2013:

•	Express prohibition in our Corporate Governance Guidelines against directors and executive officers doing any of the following:

•	holding any Company stock in a margin account,

•	pledging Company stock as collateral for a loan or for any other purpose without the prior express written consent of the General Counsel of the Company, and

•	engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock; and

•	Express prohibition in our proposed Amended and Restated 2007 Long Term Incentive Program against paying cash for underwater options.

About Our Executive Compensation Program - Our Compensation Philosophy and Peer Groups

Our Compensation Philosophy

The Compensation Committee believes strongly in linking executive pay directly to operational and financial performance in order to further align the interest of Company management with our stockholders. The base salary for our Named Executive Officers can represent up to 100% of compensation in any given year when incentives do not pay out or long-term awards do not vest. However, the general mix of compensation for target-level performances in the annual incentive plans, plus the expected value of long-term compensation grants in fiscal year 2013, used by the Compensation Committee for our CEO and our other Named Executive Officers was as follows with a degree of variation by individual executive (it is important to note that the actual and relative mix of pay received by each of our Named Executive Officers can vary significantly based on company financial performance, safety performance, stock price performance and the Named Executive Officer’s individual performance):

Our Compensation Peer Groups

We are always competing for the best talent with our direct industry peers and with the broader market. To this end, the Compensation Committee regularly reviews the market data, pay practices and ranges of specific peer companies to ensure that we continue to offer relevant and competitive executive pay packages each year. Our Compensation Committee generally targets the 50th percentile for our executive pay packages, subject to adjustments based on individual experience, expertise and performance. The following table sets forth each of the data points that our Compensation Committee uses in analyzing the competiveness of our executive pay packages:

Survey and Proxy Peer Group Data	Description	Why We Use It	Where We Get It
General Industry Survey	Represents companies with revenues similar to Bristow across all industries.	To understand the level of fixed base salary paid to executives of companies our size. This is one of two primary data sources for base salary levels.	Towers Watson’s general industry compensation survey.

Oilfield Services Industry Survey	Represents companies within Towers Watson’s Oilfield Services compensation survey with revenues comparable to Bristow. These are the types of companies with which we compete for executive talent.	To understand the level of base salary and incentives paid to executives in our industry. This is one of two primary data sources for base salary levels as well the primary data source for annual and long-term incentive grant levels.	Towers Watson’s Oilfield Services Compensation Survey.

Oilfield Services Industry Proxy Peers (our “Proxy Peer Group”)	Represents a select group of comparable companies within the oilfield services industry that have global operations, are based in or have a significant presence in Houston, Texas, and are of a comparative size (from a global revenues perspective) to Bristow.	Proxy pay data for the named executive officers in our Proxy Peer Group is used as a secondary data point when reviewing pay for our Named Executive Officers.	Peer company proxy filings.

As of the Record Date, our Proxy Peer Group referenced in the table above included each of the following eleven companies listed in decreasing order of global revenues for the most recently ended fiscal year for each such company:

Proxy Peer Group
Company	Revenue (in millions)
McDermott International Inc.	$3,642
Noble Corp.	$3,431
Diamond Offshore Drilling, Inc.	$2,936
Oceaneering International, Inc.	$2,783
Dresser-Rand Group Inc.	$2,736
Forum Energy Technologies, Inc.	$1,415
Rowan Companies plc	$1,356
Tidewater Inc.	$1,244
Newpark Resources Inc.	$1,038
Core Laboratories NV	$981
Helix Energy Solutions Group, Inc.	$846
Bristow FY 2013 Global Revenues	$1,290
Proxy Peer Group Median	$1,415

For purposes of measuring the Company’s total stockholder return, which is used by the Compensation Committee to calculate the payout for our long-term performance cash awards (see pages 30-32 for more details regarding our Long Term Incentive Awards), the Compensation Committee uses the Simmons Group. While we do not necessarily compete for executive talent with each of the companies within the Simmons Group, the Simmons Group provides the Compensation Committee with an independently selected group of public companies from the offshore transportation services industry against which to measure total stockholder return performance. As of the Record Date, the following ten companies were included in the Simmons Group: Bourbon S.A., DOF ASA, ERA Group Inc., Farstad Shipping ASA, Gulfmark Offshore, Inc., Hornbeck Offshore Services, Inc., Kirby Corporation, Seacor Holdings Inc., Solstad Offshore ASA, and Tidewater Inc.

How Compensation is Delivered

Key Compensation Components

The compensation of our executives is separated into the following three key components that are described in more detail below: (1) base salary, (2) annual incentive cash compensation, and (3) long-term equity and performance cash incentives.

1.	Base Salary

The Compensation Committee generally targets base salaries of our executive officers at the median range of the marketplace for executives with similar responsibilities. The Compensation Committee considers the Towers Watson survey data noted above and data for our Proxy Peer Group when setting base salary. Salary adjustments have been typically made in June of each year and are based on the individual’s experience and background, the general movement of salaries in the marketplace, the Company’s financial performance and a qualitative assessment of the individual’s performance by his or her immediate supervisor, or in the case of Mr. Chiles, by the Compensation Committee. In addition to its assessment of Mr. Chiles’ performance, the Compensation Committee reviews the performance evaluations provided by Mr. Chiles for each of the Company’s other executive officers. In response to the market and individual performance data, the Compensation Committee may elect to provide an executive officer with a base salary that is above, at or below the market median at any point in time.

Fiscal Year 2013 and Fiscal Year 2014 Base Salaries

In June 2012, the Compensation Committee increased the base salary of Mr. Chiles by 10% and the other named executive officers at the time who are listed below by an average of 4%. These adjustments were made in order to keep their base salaries competitive in light of the Towers Watson survey and Proxy Peer Group data provided at the time and in recognition of their individual experience, background and performance. In adjusting the salary of Mr. Chiles in June 2012, the Committee also considered that his base salary had not been adjusted in four years except for a voluntary 10% pay cut taken by him in 2010 which was reinstated in 2011. In June 2013, the Compensation Committee, after considering the updated market survey and Proxy Peer Group data provided by Towers Watson, individual performance evaluations for each of our executive officers, and the experience and background of each of our executive officers, increased the base salary of Mr. Chiles by 6.1% and increased the base salaries for our other Named Executive Officers (except for Mr. Stafford) by an average of 9.5% for fiscal year 2014 as follows:

Named Executive Officer	Prior Base Salary	Base Salary Effective May 21, 2012	Base Salary Effective May 20, 2013
Mr. Chiles	$750,000	$825,000	$875,000
Mr. Baliff	$400,000	$420,000	$453,600
Mr. Akel(1)	$325,000	$341,250	$375,375
Mr. Duncan	$367,100	$385,455	$424,001
Ms. Ware	$340,000	$353,600	$388,960
Mr. Stafford(2)	$325,000	$331,500	$-

(1)	Mr. Akel was appointed to serve as an executive officer in January 2012.

(2)	Mr. Stafford left the employ of the Company in June 2012.

2.	Annual Incentive Cash Compensation

The Company maintains an annual incentive cash compensation plan to reward selected executive officers and other employees for their contributions to the performance of the Company by achieving specific corporate and business unit financial and safety goals and key individual objectives. Awards under the plan are determined based on specified performance standards, which we refer to as Key Performance Indicators (“KPIs”). For fiscal year 2013, these KPIs related specifically to safety, financial and individual performance. The Compensation Committee monitors the target award levels and variances to assure their competitiveness and that they are consistent with compensation strategy for incentives and for total compensation without encouraging excessive risk-taking. Our KPIs typically incorporate certain metrics that are based on our publicly reported financial results. In fiscal year 2013, the Compensation Committee set KPI levels for the annual incentive awards shortly after the end of the prior fiscal year and after the budget for the next fiscal year was approved by our Board.

The KPIs for our annual incentive awards are designed to support and reinforce our mission and each of our strategic objectives in furtherance of our pursuit of Operational Excellence. Threshold KPI levels must be achieved in order to receive any payout under the annual incentive compensation plan. Participants may earn up to as much as 250% of their annual incentive targets in the event of performance substantially exceeding the preset targets. Annual incentive compensation awards are paid in cash.

Our KPIs for fiscal year 2013 for our annual incentive cash compensation continued to focus on the areas of safety, financial and individual performance with the same relative weightings as were used for fiscal year 2012.

•

Safety (25%) – Safety continues to be the key component of the Bristow Client Promise and our “Target Zero” initiative. For fiscal year 2013, our safety KPI levels for our executive officers and actual results were as follows:

	BSI	BSI Performance Score	BAIR	BAIR Performance Score
Threshold Performance Level	0.21	0.050	5.23	0.050
Expected Performance Level	0.15	0.125	3.62	0.125
Maximum Performance Level	0.11	0.250	2.01	0.250
FY13 Actual	0.23	0.00	4.61	0.08 ð 0.00

While our safety performance in fiscal year 2013 would normally have resulted in a performance score of 0.08 for each of our Named Executive Officers, the performance score was effectively reduced to zero due to the accident near Intracoastal City, Louisiana in October 2012 that tragically resulted in the loss of life of one of our pilots. Thus, none of our Named Executive Officers received any compensation related to the safety portion of their annual incentive cash compensation for fiscal year 2013.

As set forth above, our KPIs for safety performance include (i) consolidated Bristow Safety Index (“BSI”) as measured by the total number of our recordable safety incidents per 200,000 man hours weighted for severity of the incident, for the fiscal year compared to a preset target, and (ii) consolidated Bristow Aircraft Incident Rate (“BAIR”) – a blended measure of air accidents and serious incidents per 100,000 flight hours, for the fiscal year compared to a preset target. For fiscal year 2013, in the event the Company’s administrative, ground or air operations resulted in a fatality, those employees in the applicable business unit and all corporate employees, including each of the Company’s executive officers, would not receive any compensation for the safety portion of their respective incentive awards.

•

Bristow Value Added (BVA) (50%) – For purposes of measuring our financial performance, we use a customized measure called Bristow Value Added (BVA) that is described in more detail below. In fiscal year 2013, the Company achieved a year-over-year improvement in BVA of approximately $23.4 million resulting in a BVA performance score of 0.89. As for the BVA portion of our incentive award for fiscal year 2013, our KPI levels and actual BVA results were as follows:

	Year-Over-Year Change in BVA (in millions)	BVA Performance Score
Threshold Level	($29.2)	0.00
Expected Level	$0.0	0.50
Maximum Level	$58.5	1.50
FY13 Actual	$23.4	0.89

BVA is a financial performance measure customized for the Company to measure gross cash flow (after tax operating cash flow) less a charge for the capital employed. For purposes of calculating BVA, we employ the following concepts:

•

Gross cash flow is total revenue, less total operating expense (excluding depreciation and amortization) plus rent expense for the period less taxes, plus or minus an adjustment for the proportional consolidation of any large strategic equity investment’s gross cash flow (e.g., Lider) and excluding special items, if any.

•

Gross operating assets is a measure of the gross tangible assets deployed into the business to generate the Company’s gross cash flow. Gross operating assets include net working capital (excluding cash), gross property, plant and equipment (including the fleet), other non-current tangible assets, capitalized operating leases and an adjustment for the gain or losses on the sale of aircraft. Gross operating assets will also be adjusted for the proportional consolidation of any large strategic equity investment’s gross operating assets.

•

The annual required return is fixed at 10.5% (2.625% per quarter). The capital charge is calculated quarterly based on the ending balance and the full year’s capital charge is the sum of the four quarters. The capital charge is defined as gross operating assets times the required return.

We implemented BVA initially in fiscal year 2012 to enhance our focus on the returns we deliver across our organization. Improvements in BVA have been the primary financial measure in our annual incentive plan since fiscal year 2012, aligning the interests of management with stockholders.

Neutral year-over-year BVA performance (as adjusted for new goodwill and intangibles) results in a performance score of 0.50 and payout for this KPI at target. Year-over-year improvements in BVA result in increases to the performance score up to a maximum of 1.50 and declines in BVA result in decreases to the performance score down to a minimum of zero.

•

Individual Performance (25%) – For fiscal year 2013, the individual performance results for each of our Named Executive Officers who were eligible for incentive cash awards for fiscal year 2013 were as follows:

Named Executive Officer	Threshold Performance Score	Target Performance Score	Actual Individual Performance Score
William E. Chiles	0.00	0.25	0.70
Jonathan E. Baliff	0.00	0.25	0.70
K. Jeremy Akel	0.00	0.25	0.58
Mark B. Duncan	0.00	0.25	0.70
Hilary S. Ware	0.00	0.25	0.60

Individual performance relates specifically to the individual plan member and is based on an overall performance evaluation of the individual’s contributions during the fiscal year based on a determination by the individual’s immediate supervisor, or in the case of Mr. Chiles and the other executive officers, the Compensation Committee, compared to individualized goals set by the supervisor, or in the case of Mr. Chiles, the Compensation Committee. Each of the individual goals is designed to further one of the four strategic objectives of the Company related to clients, execution, growth and people. The practice of considering individual performance on a case-by-case basis permits consideration of flexible criteria, including current overall market conditions.

The total pool for all annual incentive plan participants as a group for the individual component of the annual incentive award is set as a multiple of the “expected” level ranging from 0 to 200% as recommended by the Chief Executive Officer and approved by the Compensation Committee. In cases of extraordinary performance, an individual may receive an amount for individual performance in excess of 200% of such participant’s targeted individual performance amount, provided that in no event may any participant’s total annual incentive award exceed 250% of such individual’s targeted total annual cash incentive award.

Fiscal Year 2013 Annual Cash Incentive Award Payment Calculations

The annual cash incentive awards for our CEO and each of our other Named Executive Officers for fiscal year 2013 were calculated as follows:

Named Executive Officer	FY 2013 Base Salary(1)		Target Award Percentage		Actual Cumulative Performance Scores		Actual FY 2013 Cash Incentive Award
William E. Chiles	$814,521	X	100%	X	1.59	=	$1,295,087
Jonathan E. Baliff	$417,205		55%		1.59		$364,846
K. Jeremy Akel	$338,979		55%		1.47		$273,133
Mark B. Duncan	$382,890		55%		1.59		$334,838
Hilary S. Ware	$351,700		55%		1.49		$288,218
Randall A. Stafford(2)	-		55%		-		$44,849

(1)

For each Named Executive Officer, except for Mr. Stafford, fiscal year 2013 base salary includes the lower base salary from page 26 that was applicable between April 1, 2012 and May 20, 2012 and the higher base salary from page 26 that was applicable between May 21, 2012 and March 31, 2013.

(2)	Mr. Stafford left the employ of the Company in June 2012 and as part of his Separation Agreement, received a pro rata portion of his annual award for fiscal year 2013 based on target.

Fiscal Year 2014 Annual Incentive Award Structure

In June 2013, the Compensation Committee approved and adopted an annual incentive compensation plan for fiscal year 2014 (year ending March 31, 2014) for our senior employees, including each of our Named Executive Officers (other than Mr. Stafford). The Compensation Committee established a minimum performance objective for the annual incentive compensation plan for fiscal year 2014, which objective is positive earnings before interest, taxes, depreciation and amortization during any fiscal quarter during fiscal year 2014 commencing with the fiscal quarter beginning July 1, 2013. If the minimum performance objective is not satisfied, Named Executive Officers will not be entitled to any award under the annual incentive compensation plan for fiscal 2014. If the minimum performance objective is satisfied, each Named Executive Officer will be eligible to earn the applicable maximum award under the annual incentive compensation plan for fiscal year 2014, subject to reduction for KPIs, individual performance and the discretion of the Compensation Committee. The KPIs selected for fiscal year 2014 and relative weightings for each of our Named Executive Officers are the same as those from fiscal year 2013 and are set forth below:

•	Safety, including BSI and BAIR – weighted 25%;

•	BVA – weighted 50%; and

•	Individual performance – weighted 25%.

The annual incentive target and maximum levels expressed as a percentage of base salary for fiscal year 2014 for our CEO and the other Named Executive Officers (other than Mr. Stafford) are outlined below:

	Percentage of Base Salary
Named Executive Officer	Target	Maximum
William E. Chiles	100%	250%
K. Jeremy Akel	60%	150%
Jonathan E. Baliff	60%	150%
Mark B. Duncan	60%	150%
Hilary S. Ware	60%	150%

Fiscal year 2014 threshold, expected and maximum bonus award levels for the Company’s Named Executive Officers were approved by the Compensation Committee in June 2013. The award levels for the KPIs applicable to the Named Executive Officers for fiscal year 2014 were set at the following levels:

	Change in BVA (in millions)	BAIR	BSI
FY 2013 Actual	$23.4	4.61	0.23
FY 2014 Threshold Level	$(32.4)	2.52	0.16
FY 2014 Expected Level	$0.0	1.25	0.11
FY 2014 Maximum Level	$64.8	0.00	0.08

The expected levels for BAIR and BSI for fiscal year 2014 represent a 65% and 27%, respectively, improvement relative to the expected levels for BAIR and BSI that were in place for fiscal year 2013 and a 73% and 52%, respectively, improvement relative to the actual BAIR and BSI results for fiscal year 2013. Additionally, the Compensation Committee approved the following two changes to the safety performance portion of the annual incentive award structure applicable for fiscal year 2014:

(i)

in the event the Company’s administrative, ground or air operations in any business unit result in a fatality, plan participants in all business units, not just the business unit in which the fatality occurred (which was the case in fiscal year 2013), as well as all corporate plan participants, including each of the Company’s Named Executive Officers, will not receive any compensation for the 25% safety portion of their respective incentive awards; and

(ii)

in the event the Company’s air operations in any business result in a “Class A” incident (as defined by the International Civil Aviation Organization’s International Standards and Recommended Practices), plan participants in all business units as well as all corporate plan participants, including each of the Company’s Named Executive Officers, will not receive any compensation for the 12.5% BAIR portion of their respective incentive awards.

The Compensation Committee increased the expected safety performance levels and broadened the impact of any fatality or “Class A” incident in fiscal year 2014 to reinforce the Company’s focus on Target Zero and further incentivize the employees in the various business units to spread best safety practices and lessons learned among the business units.

3. Long Term Equity and Performance Cash Incentive Compensation

Long term incentive equity and performance cash awards are used by the Compensation Committee to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in our business. The awards are designed to motivate management to assist the Company in achieving a high level of long-term performance while discouraging excessive short-term risk taking and serve to link this portion of executive compensation to long-term stockholder value. They are also designed to assist in executive retention through extended vesting periods. Aggregate stock or option holdings of the executive have no bearing on the size of a long term incentive award.

The long term incentive compensation for each of our Named Executive Officer consists of three components as summarized in the following table:

Long Term Award Type	Weight	Key Characteristics
Stock Options	One-third

•    Exercise price is equal to the closing stock price on the grant date.

•    Vest one-third per year and expire 10 years after the grant date.

•    Value, if any, realized by executive depends on time of exercise and stock price at that time compared to exercise price.

Restricted Stock Units	One-third	• Cliff vest three years from date of grant. • Value of award is directly aligned with stock price.

Performance Cash	One-third

•    Payout can vary from 0% to 200% of the target cash amount, depending on Bristow’s total stockholder return compared to companies in the Simmons Group over three years beginning on the close of trading on March 31 immediately prior to the first fiscal year and ending on the close of trading on March 31 at the end of the third fiscal year.

•    200% payout is earned only if Bristow stockholder return is in the top quartile of companies within the Simmons Group.

•    Value of award is directly aligned with relative stockholder return.

The value of each of these awards is linked directly to the value of our shares: stock options only have value if the share price increases above the exercise price, restricted stock units provide a direct connection to current stock price and performance cash requires Bristow to provide greater stockholder returns than other companies in our industry. As a result of grants being made each year based on the stock price at that time, executives continue to realize value from these awards only if stockholder returns are sustained over a long period of time. The Compensation Committee chooses to issue long-term performance cash awards which vest simultaneously with the restricted stock awards in order to encourage executives to retain stock received rather than needing to sell or have shares withheld to pay taxes.

Depending on Bristow’s total stockholder return compared with the companies within the Simmons Group, the performance cash payment at the end of the three-year performance period is calculated as follows (the payout is interpolated for rankings between the 25th and 75th percentile).

TSR Percentile Rank	Payout as a Percent of Target Performance Cash
75th or higher	200%
50th	100%
25th	50%
Below 25th	0%

Fiscal Year 2013 LTIP Awards

In June 2012, the Compensation Committee authorized the annual grant of stock options, restricted stock units and long-term performance cash awards to participating employees, including the following grants to the Named Executive Officers:

Named Executive Officer	Performance Cash Target	Stock Options	Restricted Stock Units
William E. Chiles	$1,166,667	73,481	26,894
Jonathan E. Baliff	$370,300	23,323	8,536
K. Jeremy Akel	$238,875	15,045	5,507
Mark B. Duncan	$283,309	17,844	6,531
Hilary S. Ware	$272,272	17,149	6,276
Randall A. Stafford(1)	$220,448	13,885	5,082

(1)	Mr. Stafford left the employ of the Company at the end of June 2012 and at such time each of his awards set forth above was forfeited.

Fiscal Year 2014 LTIP Awards

In June 2013, the Compensation Committee authorized the annual grant of stock options, time vested restricted stock units and long-term performance cash awards to participating employees, including the following grants to the Named Executive Officers (other than Mr. Stafford):

Named Executive Officer	Performance Cash Target	Stock Options	Restricted Stock Units
William E. Chiles	$1,575,000	67,581	25,681
Jonathan E. Baliff	$508,032	21,799	8,284
K. Jeremy Akel	$390,390	16,751	6,365
Mark B. Duncan	$474,881	20,376	7,743
Hilary S. Ware	$388,960	16,690	6,342

The Compensation Committee established a minimum performance objective applicable to restricted stock units and long-term performance cash awards for fiscal year 2014. The minimum performance objective is positive earnings before interest, taxes, depreciation and amortization during any fiscal quarter beginning with the fiscal quarter commencing July 1, 2013 and ending prior to the vesting of the restricted stock units and prior to the end of the performance cycle applicable to long-term performance cash awards. If the minimum performance objective is not satisfied, Named Executive Officers will forfeit the fiscal year 2014 grants of restricted stock units and long-term performance cash awards. If the minimum performance objective is satisfied, the Named Executive Officer will be eligible to earn the full restricted stock unit award subject to time-based vesting and will be eligible for the maximum award under the long-term performance cash awards subject to reduction based on total stockholder return, individual performance and the discretion of the Compensation Committee. Except for the addition of the minimum performance objective, the overall design of the long-term incentives awarded in fiscal year 2014 is the same design used in fiscal year 2013 with the final performance cash payout amount dependent on the total stockholder return of the Company over a three-year period relative to the total stockholder return of each of the companies within the Simmons Group over the same period.

Other Compensation Components

Deferred Compensation

Under the terms of the Company’s non-qualified deferred compensation plan for senior executives (the “Deferred Compensation Plan”) participants including our Named Executive Officers can elect to defer a portion of their compensation for distribution at a later date. Additionally, the Company contributes to the Deferred Compensation Plan an amount equal to the difference between the percentage matching contribution made by the Company to the applicable employee’s 401(k) Plan Account and, in the case of Mr. Chiles, up to 20% of salary and bonus, and in the case of each of our other Named Executive Officers, up to 15% of salary and bonus.

Perquisites

Certain employees, including executive officers, are provided with certain perquisites as part of their compensation. These may include Company-paid life or private health insurance policies. Perquisites such as these are a relatively low cost part of compensation to be used in attracting and retaining qualified employees and executives. Other perquisites, such as car allowances and club dues reimbursements, were eliminated in previous years.

For additional information regarding perquisites, see “Director and Executive Officer Compensation – Summary Compensation Table.”

Employment and Severance Benefits Agreements

We have entered into employment or severance benefits agreements with each of our Named Executive Officers. Pursuant to these agreements, each of the Named Executive Officers is entitled to severance and/or retirement payments and other benefits in certain situations. See “Potential Payments upon Termination or Change-in-Control” under “Director and Executive Officer Compensation” below for a detailed description of the amounts payable and method of calculation, including details regarding the severance that was paid to Mr. Stafford in connection with his leaving the employ of the Company in June 2012.

The Compensation Committee believes that the severance benefits offered to the executive officers are reasonable given their positions and the services they render for the Company. The Compensation Committee selected higher multiples for terminations associated with a change-in-control to provide additional reasonable protections and benefits to the executive officers to align their interests with those of stockholders in transactions where their future employment may be at risk. These change-in-control termination payments are based on a “double trigger” requiring both the completion of a change-in-control transaction as well as termination for “Good Reason” as defined in the applicable severance agreement or the officer being terminated without cause to ensure such amounts will not be paid when employment continues or the individual elects to resign without good reason. The Compensation Committee believes that providing these multiples for change-in-control terminations for up to a two-year period after a change in control occurs will provide for the executive officers’ commitment to the Company or its potential acquirer through a change-in-control event, resulting in a continuity of leadership and preserving the stockholders’ interests before and after a transaction.

The employment agreement for Mr. Chiles that was originally executed in 2004 when he joined the Company provides for a gross-up payment to the extent Section 280G of the Internal Revenue Code would apply to such payments as excess “parachute” payments. The Compensation Committee has reviewed such provision and elected not to try to amend the understanding that was originally reached with Mr. Chiles. As noted on page 44 below, in the event Mr. Chiles is terminated pursuant to a change of control, it is not currently anticipated that any excise tax would be payable so no gross-up payment would be required. The employment agreements for the other executive officers do not provide for gross-up payments and contain provisions limiting compensation payable in these circumstances to the extent Section 280G would apply.

Other Benefits

Executive officers are eligible to participate, with other employees, in various employee benefit plans, including paid time off, medical, dental and disability insurance plans and a 401(k) plan. The Compensation Committee exercises no discretion over this participation.

Executive Compensation Program Governance

Participants in the Compensation-Setting Process

Compensation Committee

Our executive compensation program is overseen by the Compensation Committee. The Compensation Committee has established an annual process for reviewing and establishing executive compensation levels. Annual base salaries are typically reviewed and adjusted, if necessary, in June of each year. The annual incentive plan performance goals are approved in May or June of each year. Determination of achievement of these goals, approval of bonuses under the annual incentive compensation plan for the prior year and granting of long-term incentive awards normally takes place in June after the Company files its fiscal year end financial statements. Occasionally, long term incentive awards are granted at other times of the year when appropriate for new employees or as special recognition of performance.

Executive Management

Each of Messrs. Chiles, Baliff and Earle, and Ms. Ware, supports the Compensation Committee in performing its role with respect to administering our compensation program. Mr. Stafford, prior to his leaving the employ of the Company in June 2012, also supported the Compensation Committee. The Compensation Committee conducts performance evaluations of Mr. Chiles, and Mr. Chiles conducts performance evaluations of our other executive officers and makes recommendations to the Compensation Committee regarding all aspects of their compensation. Mr. Chiles, with input from the entire senior management team and the Compensation Committee’s compensation consultants, makes recommendations to the Compensation Committee as to performance measures and levels to be used for annual incentive compensation. Messrs. Baliff and Earle and Ms. Ware act pursuant to delegated authority to fulfill various administrative functions of the Compensation Committee, such as coordinating the hiring process with respect to executives, providing legal and market updates to the Compensation Committee, and overseeing the documentation of equity plans and awards as approved by the Compensation Committee. No executive officer has the authority to establish or modify executive officer compensation.

Compensation Consultant

Compensation consultants are engaged from time to time to provide recommendations on all aspects of executive compensation as directed by the Compensation Committee. The Compensation Committee may or may not adopt any of the recommendations of compensation consultants, but utilizes their work as a check in arriving at its own judgment with respect to what it deems to be appropriate. Compensation consultants have direct access to Compensation Committee members and participate in Compensation Committee meetings, as requested by the Compensation Committee Chairman. They may also provide compensation data and advice to management with the knowledge and consent of the Compensation Committee.

Towers Watson has served as the compensation consultant for the Compensation Committee since November 2007. In fiscal year 2013, the Company incurred approximately $73,906 in fees payable to Towers Watson for services provided to the Compensation Committee. In order not to impair Towers Watson’s independence or to create the appearance of a conflict of interest, Towers Watson is required by the Compensation Committee to seek and receive its prior approval for any project requested by the Company that is anticipated to result in $20,000 or more in cost to the Company. In fiscal year 2013, Towers Watson received approximately $328,748 directly from the Company for fees associated with consulting services provided to the Company related to general compensation, employee benefits and other human resources related matters as well as $170,860 indirectly from the Company for commissions from providers for health and welfare benefit program advisory services which include the following activities: financial management services including analysis and reporting of health and welfare program expenses and trends; strategy and plan design assistance to meet benefit program objectives and remain compliant; management of vendors that provide administrative and insurance services to ensure appropriate service levels and competitive terms/conditions.

In January 2013, the Compensation Committee assessed whether the work of Towers Watson for the Compensation Committee raised any conflict of interest, including a review of a number of independence factors, which included the factors set forth under Rule 10C-1 of the Securities Exchange Act of 1934. In light of the relatively small sum of total fees paid to Towers Watson compared to the annual revenues of Towers Watson, the fact that much of the fees paid by the Company to Towers Watson are paid indirectly through commissions related to health and welfare services, the $20,000 pre-approval limit set forth above, the report provided by Towers Watson to the Compensation Committee covering each of these independence factors, subsequent discussions with Towers Watson and a review of responses to applicable questions in the Company’s director and officer questionnaires, the Compensation Committee determined that the work of Towers Watson for the Compensation Committee did not raise any conflicts of interest.

Risk Management

The Compensation Committee carefully considers the relationship between our overall compensation policies, programs and practices for executive officers and other employees and risk. The Compensation Committee continually monitors the Company’s general compensation practices, specifically the design, administration and assessment of our incentive plans, to identify any components, measurement factors or potential outcomes that might create an incentive for excessive risk-taking detrimental to the Company. One way in which the Compensation Committee discourages the Company’s executive officers and other employees from excessive risk-taking to achieve financial goals is by requiring that participants uphold and certify their compliance with the Company’s legal and ethical standards as described in the Company’s Code of Business Integrity and the policies that support the Code. Additionally, in the event of an accident that results in a fatality, all executive officers and certain other plan members will not receive any compensation for the safety portion of their respective annual incentive awards. The Committee has determined that the Company’s compensation plans and policies do not encourage excessive risk taking.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for directors and executive officers that are included in our Corporate Governance Guidelines, which are posted on our website, www.bristowgroup.com, under the “Governance” caption. No later than August 3, 2013 or five years after becoming a director on our Board, outside directors are expected to hold Company stock with a value equal to at least four times the annual cash retainer paid to outside directors at the time that the applicable director joined the Board. In the event the annual cash retainer is increased during a director’s tenure on the Board, such director has five years from the effective date of such increase to hold additional Company stock equal to at least four times the amount of the increase to the annual cash retainer paid to outside directors. Compliance with the stock ownership guidelines by the outside directors is reviewed each year by the Corporate Governance and Nominating Committee of the Board as part of the director nomination and selection process.

Executive officers are expected to hold Company stock with a value equal to a multiple of their base salary as follows: CEO—five times; Senior Vice Presidents - two times; and Vice Presidents – 1.25 times. They are expected to reach this level of holdings by the later of June 2016 and the five year anniversary of the date they first became an executive officer. Compliance with the stock ownership guidelines by the executive officers is reviewed each year by the Compensation Committee of the Board as they consider each executive officer’s compensation for the following year. The Company does not have specific equity or other security ownership requirements or guidelines for employees other than officers. However, management level employees are encouraged to take an ownership stake in the Company and are specifically compensated with equity compensation. Further, the current compensation design for executives and senior managers contains a cash portion that vests concurrently with time vested restricted stock to encourage executives and senior managers to retain stock received rather than selling or having shares withheld to pay taxes.

Clawback Policy

If an individual is determined by the Compensation Committee to have violated the Company’s Code of Business Integrity, that individual may lose a portion or all of their annual incentive compensation as determined by the Compensation Committee on a case by case basis. The Company’s 2007 Long Term Incentive Plan (as amended in 2010, the “Plan”) is administered by the Compensation Committee. The Compensation Committee directly oversees the Plan as it relates to officers of the Company and oversees the Plan in general, its funding and award components, the type and terms of the awards to be granted and interprets and administers the Plan for all participants. The Compensation Committee has not established provisions in our annual incentive plan or the Plan for retroactively adjusting past performance compensation in the event of a restatement of these results leads to a different outcome. Implementation of such provisions has been postponed pending the release of guidelines from the Securities and Exchange Commission.

Hedging and Pledging Policies

Pursuant to our Corporate Governance Guidelines, directors and executive officers are specifically prohibited from holding any Company stock in a margin account or engaging in any transaction that would have the effect of hedging the economic risk of ownership of their Company stock. Furthermore, directors and executive officers may not pledge Company stock as collateral for a loan or for any other purpose without the prior express written consent of the General Counsel of the Company. Finally, any pledging of or trading in Company stock by directors and executive officers is subject to the additional restrictions set forth in our Insider Trading and Confidential Information Policy.

Accounting and Tax Issues

The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain technical requirements. The Compensation Committee reserves the right to exercise subjective discretionary compensation decisions where appropriate and therefore has and may in the future authorize awards or payments to executives which may not meet the requirements of Section 162(m).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Bruce H. Stover, Chairman

Thomas N. Amonett

Lori A. Gobillot

Mathew Masters

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table provides information about the compensation of each of our Named Executive Officers:

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation ($)(6)	Total($)
William E. Chiles,	2013	$814,521	$-	$2,508,328	$1,223,459	$1,295,087	$ -	$405,497	$6,246,892
President & CEO	2012	$750,000	$-	$2,343,502	$1,071,450	$1,125,000	$ -	$281,443	$5,571,395
	2011	$750,000	$278,040	$1,189,195	$1,038,573	$549,738	$ -	$372,924	$4,178,469

Jonathan E. Baliff,	2013	$417,205	$-	$796,137	$388,328	$364,846	$ -	$120,483	$2,086,999
Sr. VP & CFO(7)	2012	$400,000	$-	$680,276	$311,033	$308,000	$ -	$103,764	$1,803,073
	2011	$198,356	$350,000	$754,000	-	$171,468	$ -	$16,507	$1,490,331

K. Jeremy Akel,	2013	$338,979	$-	$513,600	$250,499	$273,133	$ -	$86,832	$1,462,043
Sr. VP, Operations (8)

Mark B. Duncan,	2013	$382,890	$-	$609,121	$297,103	$334,838	$ -	$100,162	$1,724,114
Sr. VP, Commercial	2012	$367,100	$-	$506,113	$231,395	$244,810	$ -	$91,896	$1,441,314
	2011	$367,100	$104,448	$1,059,825	$266,888	$139,193	$ -	$98,104	$2,035,558

Hilary S. Ware,	2013	$351,700	$-	$585,366	$285,531	$288,218	$ -	$97,149	$1,607,964
Sr. VP, Administration	2012	$340,000	$-	$451,881	$206,593	$240,763	$ -	$79,143	$1,318,380
	2011	$340,000	$53,922	$310,906	$271,307	$132,128	$ -	$87,764	$1,196,027

Randall A. Stafford,	2013	$81,740	$44,849	$473,972	$231,185	$-	$ -	$1,553,568	$2,385,314
Sr. VP, General Counsel(9)	2012	$325,000	$-	$388,342	$113,637	$213,383	$ -	$73,399	$1,113,761
	2011	$323,301	$72,025	$202,100	$176,342	$106,465	$ -	$86,791	$967,024

(1)

Under the terms of their respective employment or severance agreements, as applicable, each of Messrs. Chiles, Baliff, Akel and Duncan, and Ms. Ware is entitled to the compensation described under “Employment Agreements” below.

(2)

Except for Mr. Baliff, the amounts shown above for fiscal year 2011 include a discretionary bonus granted to all recipients of 2008 performance cash awards that were forfeited. Additionally, for fiscal year 2013, Mr. Stafford was awarded, at the discretion of the Compensation Committee, $44,849 which was equal to the pro rata portion of his annual incentive award for fiscal year 2013 based on target.

(3)

For awards of stock and performance cash awards, the amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Grants of performance cash awards received in fiscal years 2011, 2012 and 2013 cliff vest at the end of three years if certain performance goals are met. We have included the grant date fair value of these performance cash awards in the Stock Awards column since these awards are within scope of FASB ASC 718. For awards of options (including awards that subsequently have been transferred), the amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For additional information, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. These amounts may not correspond to the actual value that will be recognized by the executive. In the case of Mr. Stafford, the 2013 stock and option awards referenced in the table were forfeited by Mr. Stafford when he left the employ of the Company on June 30, 2012.

(4)	Annual cash performance awards approved by the Compensation Committee at its June meeting each year for fiscal years 2011, 2012 and 2013 under the annual incentive compensation plan for such years.

(5)

Our Named Executive Officers do not participate in any defined benefit or pension plan through the Company and did not receive any above-market or preferential earnings on nonqualified deferred compensation during fiscal years 2011, 2012 and 2013.

(6)	Includes for fiscal year 2013:

	Mr. Chiles	Mr. Baliff	Mr. Akel	Mr. Duncan	Ms. Ware	Mr. Stafford
401(k) contribution	$14,567	$15,139	$14,494	$15,127	$15,094	$7,500
Life and Disability Insurance	18,408	6,989	7,557	6,508	8,101	2,337
Deferred Compensation Plan Contribution	368,806	93,082	54,024	78,527	73,442	-
Reimbursement for spousal travel	3,716	5,274	9,757	-	512	-
Consulting fee	-	-	-	-	-	245,448
Severance	-	-	-	-	-	1,298,283

TOTAL	$405,497	$120,483	$85,832	$100,162	$97,149	$1,553,568

(7)	The amount for Mr. Baliff in 2011 represents a $350,000 cash sign on bonus, the after tax proceeds of which have been used by him per the terms of his employment contract to purchase Company stock.

(8)	Mr. Akel was not a Named Executive Officer in fiscal year 2011 or 2012 and, therefore, his compensation is not disclosed for those fiscal years.

(9)	Mr. Stafford left the employ of the Company on June 30, 2012.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each of our Named Executive Officers under our Incentive Plan during fiscal year 2013:

Grants of Plan-Based Awards for Fiscal Year 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($/Sh)	Awards ($) (1)
Mr. Chiles	May 25, 2012 (2)	$-	$-	$-	583,333	1,166,667	2,333,333		$1,341,667
	May 25, 2012 (3)	$-	$-	$-	-	26,894	26,894		$1,166,662
	May 25, 2012 (4)	$-	$-	$-	-	73,481	73,481	$43.38	$1,223,459
	May 25, 2012 (5)	$330,000	$825,000	$2,062,500	-	-	-		$-

Mr. Baliff	May 25, 2012 (2)	$-	$-	$-	185,150	370,300	740,600		$425,845
	May 25, 2012 (3)	$-	$-	$-	-	8,536	8,536		$370,292
	May 25, 2012 (4)	$-	$-	$-	-	23,323	23,323	$43.38	$388,328
	May 25, 2012 (5)	$92,400	$231,000	$577,500	-	-	-		$-

Mr. Akel	May 25, 2012 (2)	$-	$-	$-	119,438	238,875	477,750		$274,706
	May 25, 2012 (3)	$-	$-	$-	-	5,507	5,507		$238,894
	May 25, 2012 (4)	$-	$-	$-	-	15,045	15,045	$43.38	$250,499
	May 25, 2012 (5)	$75,075	$187,688	$469,219	-	-	-		$-

Mr. Duncan	May 25, 2012 (2)	$-	$-	$-	141,655	283,309	566,619		$325,806
	May 25, 2012 (3)	$-	$-	$-	-	6,531	6,531		$283,315
	May 25, 2012 (4)	$-	$-	$-	-	17,844	17,844	$43.38	$297,103
	May 25, 2012 (5)	$84,800	$212,000	$530,001	-	-	-		$-

Ms. Ware	May 25, 2012 (2)	$-	$-	$-	136,136	272,272	544,544		$313,113
	May 25, 2012 (3)	$-	$-	$-	-	6,276	6,276		$272,253
	May 25, 2012 (4)	$-	$-	$-	-	17,149	17,149	$43.38	$285,531
	May 25, 2012 (5)	$77,792	$194,480	$486,200	-	-	-		$-

Mr. Stafford	May 25, 2012 (6)	$-	$-	$-	110,224	220,448	440,895		$253,515
	May 25, 2012 (6)	$-	$-	$-	-	5,082	5,082		$220,457
	May 25, 2012 (6)	$-	$-	$-	-	13,885	13,885	$43.38	$231,185
	May 25, 2012 (6)	$72,930	$182,325	$455,813	-	-	-		-

(1)

These amounts represent the grant date fair value of stock options and restricted stock units granted to each Named Executive Officer during fiscal year 2013 as computed in accordance with FASB ASC Topic 718. For the relevant assumptions used to determine the valuation of our awards, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(2)	Performance cash awards that vest at the end of three years depending on the Company’s performance as measured by Total Stockholder Return compared to the companies within the Simmons Group.

(3)	Restricted stock units that cliff vest on May 25, 2015.

(4)	Options that vest ratably in equal increments on May 25, 2013, 2014 and 2015.

(5)	Annual Incentive Compensation awards that were paid in cash in June 2013 based on key performance indicators for the fiscal year 2013. See “Annual Incentive Compensation” above.

(6)

Pursuant to the terms of Mr. Stafford’s Separation Agreement described below, Mr. Stafford’s options and restricted stock grants and performance cash awards for fiscal year 2013 were forfeited upon the termination of his employment on June 30, 2012.

Employment and Separation Agreements

Mr. Chiles and the Company entered into an employment agreement on June 21, 2004 that had an initial term of three years ending on June 21, 2007. On June 6, 2006, the Company entered into an amended and restated employment agreement with Mr. Chiles to extend the term of the agreement such that the term is automatically extended by successive one year periods starting June 21, 2007, unless either party thereto gives appropriate notice of nonrenewal. Under the agreement, Mr. Chiles serves as President and Chief Executive Officer of the Company and reports to our Board. Effective May 20, 2013, Mr. Chiles’ annual base salary is $875,000 and he will be eligible for an annual cash bonus, if he and the Company meet certain performance targets, of up to 250% of his base salary. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Chiles 401(k) Plan Account and up to 20% of Mr. Chiles’ annual salary and bonus to Mr. Chiles’ Deferred Compensation Plan Account. The Company provides Mr. Chiles a ten-year term life insurance policy in the amount of $3 million payable to his designated beneficiaries. If Mr. Chiles’ employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in Mr. Chiles’ employment agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the agreement, along with other benefits including vesting of outstanding long term incentive awards. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, three times the sum of Mr. Chiles’ annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years, as defined, and (ii) if the termination occurs at any other time, two times the sum of Mr. Chiles’ annual base salary and current annual incentive target bonus for the full year in which termination occurred. The agreement also contains confidentiality, non-competition, employee non-solicitation, change-of-control and other provisions.

Mr. Baliff and the Company entered into an employment agreement, effective as of October 11, 2010. The agreement had an initial term of one year which is automatically extended by successive one-year periods unless either party gives appropriate notice of nonrenewal. Under the agreement, Mr. Baliff serves as Senior Vice President and Chief Financial Officer of the Company and reports to the President and Chief Executive Officer of the Company. Effective May 20, 2013, Mr. Baliff’s base salary is $453,600 and he will be eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 150% of his base salary. Mr. Baliff also received an initial equity grant of 25,000 shares of restricted stock and a cash sign-on bonus of $350,000, the after tax proceeds of which have been used by Mr. Baliff, per the terms of his employment agreement, for the purchase of the Company’s common stock. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Baliff’s 401(k) Plan Account and up to 15% of Mr. Baliff’s annual salary and bonus to Mr. Baliff’s Deferred Compensation Plan Account. The Company provides Mr. Baliff with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. If Mr. Baliff’s employment is terminated by the Company or by him for Good Reason (as those terms are defined in Mr. Baliff’s employment agreement) or under certain other circumstances specified in Mr. Baliff’s employment agreement within two years of a Change of Control, as defined, he will be entitled to a lump sum cash payment equal to three times the sum of Mr. Baliff’s annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years, along with other benefits including vesting of outstanding long term incentive awards. The agreement also contains confidentiality, non-competition, employee non-solicitation and other provisions.

Mr. Akel and the Company entered into an amended and restated severance benefits agreement, effective as of April 10, 2012. The agreement remains in effect for the term of Mr. Akel’s employment with the Company. Effective May 20, 2013, Mr. Akel’s base salary is $375,375 and he will be eligible for a cash bonus, if he and the Company meet certain performance targets, of up to 150% of his base salary. If Mr. Akel’s employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in Mr. Akel’s severance benefits agreement) or under certain other circumstances specified in Mr. Akel’s severance benefits agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits including vesting of outstanding long term incentive awards. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, three times the sum of Mr. Akel’s annual base salary and highest annual incentive bonus received by him for any of the last three fiscal years and (ii) if the termination occurs at any other time, the sum of Mr. Akel’s annual base salary and current annual incentive target bonus for the full year in which termination occurred. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Akel’s 401(k) Plan Account and up to 15% of Mr. Akel’s annual salary and bonus to Mr. Akel’s Deferred Compensation Plan Account. The Company provides Mr. Akel with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. The agreement also contains confidentiality, non-competition, employee non-solicitation and other provisions.

Mr. Duncan and the Company entered into an amended and restated employment agreement on June 6, 2006. As amended and restated, Mr. Duncan’s employment agreement had an initial term of two years beginning on January 24, 2005 (the date of his original employment agreement), and, beginning on January 24, 2007, this term is automatically extended by successive one-year periods unless either party gives appropriate notice of nonrenewal. Mr. Duncan currently serves as Senior Vice President, Commercial of the Company and reports to the President and Chief Executive Officer of the Company. Effective May 20, 2013, Mr. Duncan’s annual base salary is $424,001 and he will be eligible for an annual cash bonus, if he and the Company meet certain performance targets, of up to 150% of his base salary. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Mr. Duncan’s 401(k) Plan Account and up to 15% of Mr. Duncan’s annual salary and bonus to Mr. Duncan’s Deferred Compensation Plan Account. The Company provides Mr. Duncan with a term life insurance policy in the amount of $500,000 payable to his designated beneficiaries. If Mr. Duncan’s employment is terminated by the Company without Cause or by him for Good Reason (as those terms are defined in the agreement) or under certain other circumstances specified in the agreement, he will be entitled to a lump sum cash payment calculated pursuant to a formula set forth in the agreement, along with other benefits including vesting of outstanding long term incentive awards. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, two and one half times the sum of Mr. Duncan’s Annual Base Salary, as defined, and Highest Annual Bonus, as defined, and (ii) if the termination occurs at any other time, one and one half times the sum of Mr. Duncan’s Annual Base Salary and Target Annual Bonus, as defined. The agreement also contains confidentiality, non-competition, employee non-solicitation, change-of-control and other provisions.

Ms. Ware and the Company entered into an amended and restated severance benefits agreement, effective as of November 4, 2010. The agreement remains in effect for the term of Ms. Ware’s employment with the Company. Effective May 20, 2013, Ms. Ware’s annual base salary is $388,960 and she will be eligible for an annual cash bonus, if she and the Company meet certain performance targets, of up to 150% of her base salary. The Company will also credit an annual amount equal to the difference between the percentage matching contribution made by the Company to Ms. Ware’s 401(k) Plan Account and up to 15% of Ms. Ware’s annual salary and bonus to Ms. Ware’s Deferred Compensation Plan Account. The Company provides Ms. Ware with a term life insurance policy in the amount of $500,000 payable to her designated beneficiaries. If Ms. Ware’s employment is terminated by the Company without Cause or by her for Good Reason (as those terms are defined in Ms. Ware’s severance benefits agreement) or under certain other circumstances specified in Ms. Ware’s severance benefits agreement, she will be entitled to a lump sum cash payment calculated pursuant to a formula set forth therein, along with other benefits including vesting of outstanding long term incentive awards. The lump sum payment is equal to (i) if the termination occurs within two years of a Change of Control, as defined, three times the sum of Ms. Ware’s annual base salary and highest annual incentive bonus received by her for any of the last three fiscal years and (ii) if the termination occurs at any other time, the sum of Ms. Ware’s annual base salary and current annual incentive target bonus for the full year in which termination occurred. The agreement also contains confidentiality, non-competition, employee non-solicitation and other provisions.

Mr. Stafford, our former Senior Vice President, General Counsel and Corporate Secretary, entered into an agreement with the Company on June 25, 2012 (the “Separation Agreement”), pursuant to which Mr. Stafford’s employment with the Company terminated effective June 30, 2012 (the “Termination Date”). Pursuant to the Separation Agreement, Mr. Stafford received a lump sum payment of $1,298,283 as compensation in lieu of amounts otherwise due to Mr. Stafford under his employment agreement for termination without cause and as payment for certain performance cash awards previously awarded under the Company’s incentive plans, which vested on the Termination Date together with his unvested stock options and restricted stock grants awarded in 2010 and 2011. Mr. Stafford’s stock options were exercisable for 180 days beginning September 1, 2012. Mr. Stafford’s options and restricted stock grants and performance cash awards granted in 2012 were forfeited. The Company also made a pro rata 401K plan contribution of $7,500 for the time Mr. Stafford was employed by the Company during the applicable plan year through the Termination Date. The Company transferred to Mr. Stafford a $500,000 term life insurance policy with premiums through the Termination Date and agreed to reimburse Mr. Stafford and his beneficiaries for COBRA insurance coverage for up to 18 months following the Termination Date. The Separation Agreement contains confidentiality, non-competition, non-solicitation and a release and waiver, including non-disparagement provisions. In connection with the Separation Agreement, Mr. Stafford and the Company also entered into a consulting agreement pursuant to which Mr. Stafford provided transition services to the Company until August 31, 2012 in order to assist the Company in transitioning its replacement general counsel, Mr. Earle. Mr. Stafford received $1,250 per day for his services during the term of the Consulting Agreement resulting in a total of $25,000 over the two-month consulting period being paid to Mr. Stafford. Finally, Mr. Stafford was eligible for and earned an additional performance cash award, which was paid at the Company’s discretion on or about August 31, 2012, in the amount of $220,448 for services rendered under the Consulting Agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our Named Executive Officers:

Outstanding Equity Awards at Fiscal Year-End – March 31, 2013

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
Mr. Chiles	18,011	-	-	$27.21	06/21/14	-	$-	-	$2,304,167	(2)
	20,000	-	-	$29.17	12/29/15	-	$-	-	$-
	25,000	-	-	$35.06	06/14/16	-	$-	-	$-
	29,000	-	-	$46.45	05/24/17	-	$-	-	$-
	36,100	-	-	$50.25	06/05/18	-	$-	-	$-
	74,089	-	-	$32.90	06/04/19	-	$-	-	$-
	46,066	23,034	-	$30.16	06/09/20	-	$-	-	$-
	20,620	41,242	-	$43.79	06/08/21	-	$-	-	$-
	-	73,481	-	$43.38	05/25/22	-	$-	81,176	$5,352,745
Mr. Baliff	5,986	11,972	-	$43.79	06/08/21	-	$-	-	$700,500	(2)
	-	23,323	-	$43.38	05/25/22	-	$-	41,078	$2,708,683
Mr. Akel	-	-	-	$28.25	07/01/14	-	$-	-	$307,050	(2)
	-	-	-	$29.17	12/29/15	-	$-	-	$-
	-	-	-	$46.45	05/24/17	-	$-	-	$-
	-	-	-	$50.25	06/05/18	-	$-	-	$-
	1,418	-	-	$32.90	06/04/19	-	$-	-	$-
	1,422	1,422	-	$30.16	06/09/20	-	$-	-	$-
	1,236	2,472	-	$43.79	06/08/21	-	$-	-	$-
	-	15,045	-	$43.38	05/25/22	-	$-	8,813	$581,129
Mr. Duncan	-	-	-	$29.82	01/24/15	-	$-	-	$528,976	(2)
	-	-	-	$29.17	12/29/15	-	$-	-	$-
	-	-	-	$35.06	06/14/16	-	$-	-	$-
	8,500	-	-	$46.45	05/24/17	-	$-	-	$-
	13,600	-	-	$50.25	06/05/18	-	$-	-	$-
	17,957	-	-	$32.90	06/04/19	-	$-	-	$-
	11,838	5,919	-	$30.16	06/09/20	-	$-	-	$-
	4,453	8,907	-	$43.79	06/08/21	-	$-	-	$-
	-	17,844	-	$43.38	05/25/22	-	$-	44,422	$2,929,187
Ms. Ware	4,000	-	-	$42.75	08/15/17	-	$-	-	$491,605	(2)
	7,000	-	-	$50.25	06/05/18	-	$-	-	$-
	12,168	-	-	$32.90	06/04/19	-	$-	-	$-
	12,034	6,017	-	$30.16	06/09/20	-	$-	-	$-
	3,976	7,952	-	$43.79	06/08/21	-	$-	-	$-
	-	17,149	-	$43.38	05/25/22	-	$-	18,687	$1,232,221
Mr. Stafford(3)	-	-	-	-	-	-	$-	-	$-

(1)	Options vest and become exercisable in three equal annual installments after the date of grant.

(2)

Performance cash awards vest in full three years from the date of grant. This amount represents the total of all outstanding unvested performance cash awards from fiscal year 2012 and fiscal year 2013 assuming a payout at the “target” level. Following March 31, 2013, performance cash awards from fiscal year 2011 for all Named Executive Officers, except for Messrs. Baliff (who was not employed by the Company at the time that the award was granted) and Stafford (see footnote 3 below), vested at 185% of the target level in the following amounts based on the Company’s Total Stockholder Return over the three year period ended March 31, 2013: Mr. Chiles - $1,634,343, Mr. Akel - $100,909, Mr. Duncan - $419,995, and Ms. Ware - $426,965.

(3)

Pursuant to the terms of Mr. Stafford’s Separation Agreement described above, Mr. Stafford received $150,000 as compensation for his performance cash award from fiscal year 2011 which vested at the target level on the Termination Date together with his unvested stock options and restricted stock grants from fiscal year 2011 and fiscal year 2012. Mr. Stafford’s vested stock options were exercisable for 180 days beginning September 1, 2012. Mr. Stafford’s options and restricted stock grants and performance cash awards granted in fiscal year 2013 were forfeited on the Termination Date. As of the Record Date, Mr. Stafford no longer held any options or restricted stock units.

Option Exercises and Stock Vested

The following table sets forth information concerning exercises of stock options and vesting of restricted stock of each of our Named Executive Officers during fiscal year 2013:

Option Exercises and Stock Vested – Fiscal Year 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Chiles	45,262	$1,042,226	30,377	$2,023,277
Mr. Baliff	-	$-	-	$-
Mr. Akel	11,789	$258,035	1,743	$177,967
Mr. Duncan	6,500	$131,690	7,362	$513,057
Ms. Ware	-	$-	4,989	$310,466
Mr. Stafford (1)	55,712	$664,471	16,682	$889,301

(1)	Pursuant to his Separation Agreement, certain of Mr. Stafford’s outstanding incentive awards vested upon his termination of employment on June 30, 2012.

Nonqualified Deferred Compensation Plans

The following table sets forth information concerning deferred compensation for each of our Named Executive Officers during fiscal year 2013:

Nonqualified Deferred Compensation – Fiscal Year 2013

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Chiles	$ -	$368,806	$132,422	$-	$2,701,593
Mr. Baliff	$ -	$93,082	$10,503	$-	$198,336
Mr. Akel	$ -	$54,024	$11,296	$-	$206,075
Mr. Duncan	$ -	$78,527	$61,096	$-	$654,700
Ms. Ware	$ -	$73,442	$13,019	$-	$342,291
Mr. Stafford	$ -	$-	$(21,622)	$335,987	$37,760

(1)	Registrant contributions in last fiscal year are included in all other compensation in the Summary Compensation Table.

Under the terms of the Company’s Deferred Compensation Plan for senior executives, participants can elect to defer a portion of their compensation for distribution at a later date. Additionally, the Company contributes an amount to the Deferred Compensation Plan account of participants equal to the difference between the percentage matching contribution made by the Company to the applicable participant’s 401(k) Plan Account and in the case of Mr. Chiles, up to 20% of salary and bonus, and in the case of each of our other Named Executive Officers, up to 15% of annual base salary and bonus. Deferred Compensation Plan holdings are invested in the same general funds available under the Company’s 401(k) Plan in accordance with the elections of the plan participant. Participants vest in Company contributions to the Deferred Compensation Plan over a five year term. Distributions upon retirement or termination of employment are made pursuant to the participant’s election subject to any applicable limitations of the Internal Revenue Code. We have general contractual obligations to pay the deferred compensation upon the participant’s termination of employment for any reason, including but not limited to death, disability or retirement.

Potential Payments upon Termination or Change-in-Control

Each of our Named Executive Officers, with the exception of Mr. Stafford who left the employ of the Company in June 2012, is party to an employment or severance benefit agreement as described above or is otherwise covered by the Company’s severance policies. Pursuant to these agreements, Messrs. Chiles, Baliff, Akel and Duncan and Ms. Ware are entitled to certain severance benefits. If Messrs. Chiles, Baliff, Akel or Duncan’s, or Ms. Ware’s employment is terminated by the Company without Cause or in some cases by the employee for Good Reason (as defined in the applicable agreement), he or she would be entitled to a lump sum severance payment equal to a multiple of the sum of his or her annual base salary plus his or her current annual incentive target bonus for the full year in which the termination of employment occurred. For Mr. Chiles, the multiple is two, for Messrs. Akel and Baliff and Ms. Ware, the multiple is one, and for Mr. Duncan, the multiple is 1.50, but his contract also provides for six months’ notice of termination. The definition of “Cause” includes, among other things, conviction of the officer of a crime involving moral turpitude or a felony, commission by the officer of fraud upon, or misappropriation of funds of, the Company, knowing engagement by the officer in any activity in direct competition with the Company, and a material breach by the officer of covenants related to confidentiality, non-competition and non-solicitation. The definition of “Good Reason” includes, among other things, a reduction in the officer’s base salary or bonus opportunity, a relocation of more than fifty miles of the officer’s principal office, a material failure of the Company to comply with any material provision of such employment agreement. Prior to terminating his or her employment for Good Reason, the officer must comply with the notice provisions of his or her employment or severance benefits agreement.

The following amounts would be payable if the listed officer’s employment is terminated by the Company without Cause or, in certain cases, by the employee for Good Reason. In the case of Mr. Stafford, the amounts set forth below are the actual amounts that were paid to Mr. Stafford upon termination of his employment with the Company in June 2012.

	Salary Multiple (1)	Target Bonus Multiple (2)	Vesting of Equity Awards (3)	Extended Health and other Benefits (4)	Total
Mr. Chiles	$1,650,000	$1,650,000	$11,052,311	$107,845	$14,460,156
Mr. Baliff	$420,000	$231,000	$4,200,530	$28,922	$4,880,452
Mr. Akel	$341,250	$187,688	$391,807	$25,882	$946,627
Mr. Duncan(5)	$578,183	$318,000	$2,621,295	$28,922	$3,546,400
Ms. Ware	$353,600	$194,480	$2,502,132	$2,096	$3,052,308
Mr. Stafford(6)	$663,000	$409,499	$741,467	$20,657	$1,834,623

(1)

Except for Mr. Stafford, assumes the salary in effect on April 1, 2013. For Mr. Stafford, the salary multiple amount shown is equal to two times his base salary at the time of termination on June 30, 2012 of $331,500.

(2)

Except for Mr. Stafford, assumes target bonus percentage in effect on April 1, 2013. For Mr. Stafford, the amount shown is equal to the sum of (a) $44,849 which is equal to the pro rata portion of his annual incentive award for fiscal year 2013 based on target and (b) $364,650 which is equal to two times his base salary at the time of termination multiplied by his target incentive award percentage at such time of 55%.

(3)

Except for Mr. Stafford, assumes that the triggering event took place on March 31, 2013, the last business day of fiscal year 2013, and a price per share of $65.94, the closing market price of our common stock as of March 28, 2013, the final trading day of fiscal year 2013. For Mr. Stafford, the amount shown is based on the closing market price on his termination date, June 30, 2012, of $40.67 and includes each of the following amounts: (a) $150,000 for his fiscal year 2011 outstanding performance cash award paid out at target, (b) $120,633 for his fiscal year 2012 outstanding performance cash award paid out at target, (c) $429,719 for the accelerated vesting of a total of 10,566 restricted stock units granted to Mr. Stafford in fiscal years 2011 and 2012, and (d) $41,115 which is equal to the intrinsic value of options granted to Mr. Stafford in fiscal years 2011 and 2012 that vested in connection with his termination.

(4)

Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount the Company would be responsible for. The amount for Mr. Chiles includes $50,000 for outplacement services.

(5)	Mr. Duncan is also entitled to six months prior notice of termination.

(6)	On June 30, 2012, Mr. Stafford departed the employ of the Company. He received the severance payments set forth in the table above in accordance with his Separation Agreement.

Additionally, if any of the officers’ employment is terminated by the Company without Cause or by the officer for Good Reason within the two years following a change in control of our Company, he or she would be entitled to a lump sum severance payment equal to a multiple of the sum of his or her annual base salary plus the higher of (i) his or her current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. For Messrs. Chiles, Baliff and Akel, and Ms. Ware, the multiple is three and for Mr. Duncan, the multiple is 2.50, but his contract also provides for six months’ notice of termination. In addition to the above, any outstanding stock options, restricted stock, performance restricted stock units or performance cash awards would vest upon the effective date of a change of control and the Company will provide such employee with health care benefits for three years. The definition of “Change in Control” includes, subject to certain exceptions, (i) acquisition by any individual, entity or group of beneficial ownership of 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a change in at least a majority of the Company’s Board (iii) approval by the stockholders of the Company of a merger, unless immediately following such merger, substantially all of the holders of the Company’s securities immediately prior to merger beneficially own more than 50.1% of the common stock of the entity resulting from such merger, and (iv) the sale or other disposition of all or substantially all of the assets of the Company.

The following amounts would be payable if the listed officer’s employment is terminated pursuant to a change of control event.

	Salary Multiple	Highest Annual Bonus Multiple	Vesting of Equity Awards (1)	Extended Health Benefits (2)	Tax Gross Up	Total
Mr. Chiles	$2,475,000	$3,375,000	$11,052,311	$107,845	$-	$17,010,156
Mr. Baliff	$1,260,000	$924,000	$4,200,530	$28,922	N/A	$6,413,452
Mr. Akel	$1,023,750	$401,391	$391,807	$25,882	N/A	$1,842,830
Mr. Duncan(3)	$963,638	$612,025	$2,621,295	$28,922	N/A	$4,225,880
Ms. Ware	$1,060,800	$722,289	$2,502,132	$2,096	N/A	$4,287,317

(1)

Assumes that the triggering event took place on March 31, 2013, the last business day of fiscal year 2013, and a price per share of $65.94, the closing market price of our common stock as of March 28, 2013, the final trading day of fiscal year 2013.

(2)

Varies according to individual choice of medical plan. Accordingly, the amount shown assumes an employee choice which would result in the largest amount the Company would be responsible for. The amount for Mr. Chiles includes $50,000 for outplacement services.

(3)	Mr. Duncan is also entitled to six months prior notice of termination.

Any benefits payable pursuant to the above triggering events are payable in a cash lump sum not later than six months following the termination date.

The employment and severance benefits agreements of the Named Executive Officers also contain certain non-competition and non-solicitation provisions. For additional information regarding these employment agreements, see “Director and Executive Officer Compensation – Employment Agreements.”

Director Compensation

The following table sets forth information concerning the compensation of each of our directors other than Mr. Chiles, who is a Named Executive Officer:

Director Compensation - Fiscal Year 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Thomas N. Amonett	$72,150	$100,000	$-	$172,150
Stephen J. Cannon	$67,200	$100,000	$-	$167,200
Michael A. Flick	$77,133	$100,000	$-	$177,133
Lori A. Gobillot	$65,900	$100,000	$-	$165,900
Ian A. Godden	$68,850	$100,000	$-	$168,850
Stephen A. King(2)	$80,217	$100,000	$-	$180,217
Thomas C. Knudson	$168,000	$100,000	$-	$268,000
Mathew Masters(2)	$61,900	$100,000	$-	$161,900
Bruce H. Stover	$80,567	$100,000	$-	$180,567
Ken C. Tamblyn(3)	$26,983	$-	$-	$26,983

(1)

The amounts in this column represent the fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. For additional information, see Note 10 to our consolidated financial statements in our Annual Report on Form 10-K for fiscal year 2013.

(2)

Pursuant to agreements with Caledonia Investments plc. as employer, Messrs. King and Masters assign any compensation received from the Company, including restricted shares awarded under the Company’s stock plans, to Caledonia. Messrs. King and Masters disclaim beneficial ownership of any such shares.

(3)

Mr. Tamblyn resigned from our Board on August 1, 2012 immediately prior to our Annual Meeting of Stockholders of the Company so he was not eligible to receive the stock awards granted to non-executive directors at the time of such meeting or the fees paid to non-executive directors in connection with their service subsequent to such meeting.

The Compensation Committee recommends for approval by our Board the annual retainer, meeting fees, stock awards and other benefits for members of our Board. The Compensation Committee’s objective with respect to director compensation is to provide compensation incentives that attract and retain individuals of outstanding ability. Directors who are Company employees do not receive a retainer or fees for service on our Board or any committees. The Company pays non-employee members of our Board for their service as directors. For fiscal year 2013, directors who were not employees received:

Forms of Director Compensation	Amount($)
Annual Chairman of the Board Fee(1):	$168,000
Annual director fee:	$ 40,000
Committee Chairmen Annual Fees:
Audit Committee	$ 20,000
Compensation Committee	$ 20,000
Governance and Nominating Committee	$ 10,000
Meeting Attendance Fees:
Per Board meeting	$ 2,000
Per Committee meeting	$ 1,650
Equity-based compensation:	At each Annual Meeting of Stockholders of the Company, each non-employee director was granted a number of restricted stock units with a value of $100,000 based on the closing price on the date of the annual meeting. The restricted stock units vested six months after the date of grant.

(1)

The Chairman of our Board was only eligible to receive each year $100,000 in equity-based compensation together with the $168,000 payable in cash for the Annual Chairman of the Board Fee and foregoes any other annual director fee, committee chairman fee or meeting attendance fee that would otherwise have applied.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board or committees and for other reasonable expenses related to the performance of their duties as directors.

On May 13, 2013, the Compensation Committee recommended and the Board approved changes in director compensation effective April 1, 2013 that remove meeting attendance fees and increase the annual chairman of the board fee from $168,000 to $250,000, the annual director fee from $40,000 to $90,000 and annual equity based compensation from $100,000 to $125,000. The Compensation Committee recommended and the Board approved these changes in an effort to attract and retain individuals of outstanding ability by providing compensation that is competitive in the market place and consistent with best practices. The Compensation Committee and the Board considered market data provided by Towers Watson in determining the following overall amount of director and Chairman of the Board compensation as well as the relative split of such compensation between annual director and committee chairmen fees paid in cash and annual equity-based compensation awarded in restricted stock:

Forms of Director Compensation	Amount($)
Annual Chairman of the Board Fee(1):	$250,000
Annual director fee:	$ 90,000
Committee Chairmen Annual Fees:
Audit Committee	$ 20,000
Compensation Committee	$ 20,000
Governance and Nominating Committee	$ 10,000
Equity-based compensation:	At each Annual Meeting of Stockholders of the Company, each non-employee director, including the Chairman of the Board, will be granted a number of restricted stock units with a value of $125,000 based on the closing price on the date of the annual meeting. The restricted stock units will vest six months after the date of grant.

(1)

The Chairman of our Board is only eligible to receive each year beginning April 1, 2013, $125,000 in equity-based compensation together with the $250,000 payable in cash for the Annual Chairman of the Board Fee and foregoes any other annual director fee or committee chairman fee that would otherwise have applied.

ITEM 2 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Our Board recognizes the interest that the Company’s stockholders have in the compensation of the Company’s Named Executive Officers. In recognition of that interest and in accordance with the requirements of SEC rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation discussion and analysis beginning on page 21 followed by the compensation tables beginning on page 37 of this proxy statement. This advisory vote is intended to give the Company’s stockholders an opportunity to provide an overall assessment of the compensation of the Company’s Named Executive Officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s stockholders.

As an advisory vote, the stockholders’ vote on this proposal is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the Compensation Committee of our Board will review voting results on this proposal and give consideration to the outcome when making future executive compensation decisions for the Company’s Named Executive Officers.

Approval, on an advisory basis, of the Company’s executive compensation requires the affirmative vote of holders of at least a majority of the votes cast at the Annual Meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where a contrary vote is indicated or authorization to vote is withheld.

Recommendation

Our Board unanimously recommends that stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers by voting FOR the approval of the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement relating to the 2013 annual meeting of stockholders pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of votes cast on this proposal. Abstentions and broker nonvotes will not count either for or against the proposal.

ITEM 3 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 LONG TERM INCENTIVE PLAN

On May 3, 2007, our Board approved the establishment of the Bristow Group Inc. 2007 Long Term Incentive Plan which was approved by the stockholders of the Company in August 2007. On May 19, 2010 our Board approved an amendment to the 2007 Long Term Incentive Plan, which was approved by the stockholders of the Company in August 2010, increasing the number of shares authorized for issuance thereunder from 1,200,000 shares to 2,400,000 shares and increasing the number of full value shares that may be issued thereunder from 500,000 to 1,000,000. Throughout this proxy statement and description of the 2007 Long Term Incentive Plan, we refer generally to the 2007 Long Term Incentive Plan, as amended in 2010, as the “Plan,” whereas we refer to the Plan with the currently proposed amended and restated provisions described below as the “Amended and Restated Plan.” The Amended and Restated Plan appears in Appendix A to this proxy statement. The full text of the Amended and Restated Plan is incorporated herein by reference, and the following summary is qualified in its entirety by reference to the text of the Amended and Restated Plan. Capitalized terms set forth below that are not otherwise defined in this proxy statement shall have the meanings given such terms in the Plan.

Under the Plan, the Company may grant incentive awards with respect to an aggregate of 2,400,000 shares of Common Stock. As of the Record Date, there remained 84,254 shares of Common Stock available for grant under the Plan, 1,110,244 shares of Common Stock reserved for issuance with respect to unexercised options to purchase Common Stock, 325,297 unvested shares of restricted stock and no unvested performance restricted stock units outstanding under the various stock incentive plans maintained by the Company.

On May 13, 2013, our Board approved an amendment and restatement of the Plan, subject to approval by the stockholders at the Annual Meeting, that would effect each of the following changes:

•	increase the number of shares authorized for issuance under the Plan by an additional 3,000,000 shares of Common Stock;

•

replace the 1,000,000 share limit on the number of full value shares that may be issued under the Plan with a fungible share ratio that counts each share issued in connection with full value awards granted on and after the date of stockholder approval of the Amended and Restated Plan as two shares against the total number of shares authorized for issuance under the Plan and each stock option and stock appreciation right (“SAR”) awarded thereafter as one share against the total number of shares authorized for issuance under the Plan;

•	for purposes of Section 162(m) of the U.S. Internal Revenue Code (the “Code”),

•	update the list of performance goals under the Plan and reapprove the material terms thereof so that certain awards may qualify as deductible performance-based compensation, and

•	increase the maximum share and cash based individual award limits from 200,000 shares and $5,000,000, respectively, to 500,000 shares and $10,000,000, respectively;

•	remove the ten-year term of the Plan;

•	allow broker-assisted exercise of stock options as well as other methods specifically provided in an award letter;

•	add a prohibition to cash payments with respect to stock options and stock appreciation rights, except in connection with certain events; and

•	make other administrative and updating changes.

Our Board believes that the adoption and approval of the Amended and Restated Plan is necessary to allow the Company to continue to emphasize equity-based compensation in structuring compensation packages for non-employee directors, executive officers, consultants and other key employees. Our Board believes that equity-based compensation is an important aspect of overall compensation that will yield the greatest benefit for the stockholders, as the value of such compensation is directly dependent on the return on stockholders’ investments. The increase in the number of shares authorized for issuance will enable us to continue to make equity-based compensation awards to support our philosophy of alignment of interests of the award recipients with the interests of our stockholders. The fungible share ratio permits our Compensation Committee to determine the optimal mix of the types of awards granted, while ensuring that full value awards will reduce the number of shares available at the rate of two shares for each share underlying the award, which is twice the rate applicable to the less dilutive form of option and SAR award. If the stockholders of the Company fail to approve the Amended and Restated Plan, the Amended and Restated Plan shall not become effective, and the Plan prior to the proposed amendment and restatement shall remain in effect.

NEW PLAN BENEFITS

The amount, if any, of equity compensation to be awarded to non-employee directors, executive officers, other key employees and consultants is determined from time to time by the Compensation Committee of our Board and is not presently determinable.

SUMMARY OF THE PLAN

The description set forth below summarizes the principal terms and conditions of the Plan; however, it does not purport to be complete and is qualified in its entirety by reference to the Plan and the Amended and Restated Plan.

General

The primary purpose of the Plan is to provide a means whereby the Company may advance the best interests of the Company and any parent or subsidiaries by providing Outside Directors, Employees and Consultants with additional incentives through the grant of Stock Options to purchase Common Stock, shares of Restricted Stock, Other Stock-Based Awards (payable in cash or Common Stock) and Performance Awards, thereby increasing the personal stake of such Outside Directors, Employees and Consultants in the continued success and growth of the Company.

Shares Subject to the Plan

The number of shares of Common Stock reserved under the Plan and available for Incentive Awards under the Plan is 2,400,000. Of the total amount of shares available under the Plan, 2,400,000 were reserved for grants of Incentive Stock Options. Of the total amount of shares available under the Plan, 1,000,000 were reserved for grants of Incentive Awards based on Common Stock other than as a stock option or SAR. The number of shares of Common Stock that are the subject of Incentive Awards under the Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards.

The Amended and Restated Plan reserves an additional 3,000,000 shares for a total of 5,400,000 shares available for awards under the Plan, all of which shall be available for grants of Incentive Stock Options. Incentive Awards that may be settled in Common Stock, excluding Options and SARs, and that are granted on and after the date the stockholders approve the Amended and Restated Plan shall count against the total number of shares of Common Stock available for grant under the Amended and Restated Plan as two shares for each one share issued in connection with such awards. Conversely, options and SARs granted on and after such date shall each count as one share against the total number of shares of Common Stock available for grant thereunder.

With respect to SARs, when a stock-settled SAR is exercised, the shares of Common Stock subject to the SAR Award Letter will be counted against the number of shares of Common Stock available for future grant or sale under the Plan, regardless of the number of shares of Common Stock used to settle the SAR upon exercise. Shares of Common Stock used to pay the Exercise Price of a Stock Option or used to satisfy tax withholding obligations will not become available for future grant or sale under the Plan.

The number of shares available under the Plan, the limits on the number of shares available for certain types of Incentive Awards, and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalization or similar transactions, or resulting from a change in applicable laws or other circumstances.

The following limitations apply to grants of Incentive Awards to Employees under the Plan:

•

Subject to adjustment as provided for certain events under the Plan, the maximum aggregate number of shares of Common Stock that may be subject to Incentive Awards denominated with respect to shares of Common Stock (including Stock Options, Restricted Stock, Other Stock-Based Awards, SARs or Performance Awards paid out in shares) granted to an Employee in any calendar year is 200,000 shares.

•

With respect to Incentive Awards denominated with respect to cash (including Other Stock-Based Awards or Performance Awards paid out in cash), the maximum aggregate cash payout to an Employee in any calendar year is $5,000,000.

The Amended and Restated Plan increases the above limits to 500,000 shares and $10,000,000, respectively.

Administration

The Plan provides that it is to be administered by a Committee appointed by our Board consisting of not less than two directors who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, the “outside director” requirements of Code Section 162(m) and the “independent” requirement of the rules of any national securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. The Committee may be the Compensation Committee of our Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions. Notwithstanding the foregoing, the term “Committee” as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. The Committee has the full power and authority to grant to eligible persons the Incentive Awards described below. The Committee is authorized to, among other things, determine the size, duration and type, as well as terms and conditions (which need not be identical) of each Incentive Award. The terms of Incentive Awards will be reflected in an agreement (an Award Letter) between the Grantee and us. The Committee also construes and interprets the Plan and any related Award Letters. The Committee has the authority to grant Incentive Awards that may or may not comply with the performance-based requirements of Code Section 162(m). The Committee may in certain circumstances delegate any of its duties under the Plan to designated officers or other employees. All determinations and decisions of the Committee are final, conclusive and binding on all parties.

Eligibility

All employees and consultants of the Company, its parent or any subsidiary are eligible to participate in the Plan as well as Outside Directors of the Company. As of March 31, 2013, there were approximately 215 participants in the Plan.

Term of the Plan

The Plan will remain in effect, subject to the right of our Board to terminate it earlier, until all shares of Common Stock subject to the Plan are purchased or acquired. However, no Incentive Awards may be granted under the Plan after the expiration of ten years from the Plan Effective Date. The Amended and Restated Plan does not expire after ten years from its effective date, but is indefinite in duration.

Types of Incentive Awards

Under the Plan, the Committee may grant Incentive Awards which may be any of the following:

•	Incentive Stock Options as defined in Code Section 422;

•	Nonstatutory Stock Options;

•	SARs;

•	Restricted Stock;

•

Performance Awards by reference to Performance Units or Performance Shares representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock or Restricted Stock Units); and

•	Other Stock-Based Awards payable in shares of Common Stock or other consideration related to such shares.

Stock Options

Incentive Stock Options and Nonstatutory Stock Options as described below together are called “Stock Options.” Incentive Stock Options may be granted only to Employees.

Stock Options entitle the holder to purchase a specified number of shares of Common Stock at a specified Exercise Price subject to the terms and conditions of the option grant. The Exercise Price per Share of all Stock Options must be at least 100% of the Fair Market Value per share of Common Stock on the date of grant. The term of any Stock Option cannot exceed 10 years from the date of grant.

Stock Options may be exercised by the delivery of a written or electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. Under the Plan, the Exercise Price is payable to the Company in full in cash or its equivalent, or subject to prior approval by the Committee in its discretion, (i) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (ii) by withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (iii) by a combination of (i) and (ii) above. Any payment in shares shall be effected by the surrender of such shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised. The Amended and Restated Plan expands the methods of Stock Option exercise to include a broker-assisted exercise, which uses the proceeds to be received from the sale of shares issuable to pay the Exercise Price, or any other method specifically provided in an Award Letter.

Restricted Stock

A Restricted Stock award consists of a grant of Common Stock that is subject to a substantial risk of forfeiture and transfer restrictions until conditions established at the time of grant are satisfied. The Committee shall designate the vesting date or dates for each award of Restricted Stock, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Stock. Each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee, subject to the satisfaction of the restrictions imposed at grant. Unless otherwise designated by the Committee, the holder of Restricted Stock will have the right to vote such shares and to exercise all of the rights, powers and privileges of a holder of shares of Common Stock. The Committee may also limit a holder’s right to receive dividends.

Performance Units and Performance Shares

The Plan also authorizes the Committee to grant Performance Awards in the form of Performance Units (including units denominated in cash or Restricted Stock Units) and Performance Shares (including Restricted Stock) to individuals eligible to participate in the Plan.

Performance Awards may be granted by the Committee on such terms and conditions as determined by the Committee for a performance period, including the achievement of performance goals. For Performance Awards which are meant to qualify as performance-based compensation under Code Section 162(m), the Committee will establish the performance goals within the time limits required under Code Section 162(m). For all other Performance Awards, the performance goals must be established before the end of the respective performance period. The Committee also has the power to impose any other restrictions on Performance Awards meant to qualify as performance-based compensation under Code Section 162(m) as it may deem necessary or appropriate to ensure that such Performance Awards satisfy such requirements.

The Committee may establish performance goals applicable to Performance Awards based upon performance criteria in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. Under the Amended and Restated Plan, the performance criteria for Performance Awards meant to qualify as performance-based compensation under Code Section 162(m) may include one or more of the following measures:

•	revenue;

•

pre-tax or after-tax profit levels (including but not limited to economic profit; earnings per share; growth in earnings per share; operating earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax; and net income);

•	total stockholder return;

•	return measures (including but not limited to return on assets, return on equity, return on capital or return on investment);

•	cash flow measures (including but not limited to free cash flow; cash flow return on investment; cash flow return on capital; or net cash flow);

•	Bristow Value Added (gross cash flow less a charge for capital employed);

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•	market share;

•	price per share of the Common Stock;

•	operating measures (including but not limited to sales; operating income; funds or cash from operations; or levels of operating expense, maintenance expense or administrative expense);

•	customer satisfaction and customer service measures; and

•

safety measures (including, but not limited to, total recordable incident rate to labor or flight hours ratios; lost time accidents to labor or flight hours ratios; air accidents to labor or flight hours ratios; or serious incidents to labor or flight hour ratios).

Individual performance criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. Performance criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the grant of the Performance Award that is consistently applied and identified. The Committee will determine whether performance goals have been achieved and, if so, the amount payable with respect to any Performance Award. With respect to Performance Awards intended to qualify as performance-based compensation under Code Section 162(m), the Committee will certify the results of the performance goals for each performance period.

Other Stock-Based Awards

The Plan authorizes the Committee to grant Other Stock-Based Awards to individuals eligible to participate in the Plan. Other Stock-Based Awards may consist of awards that are valued, in whole or in part, by reference to, or otherwise based on, shares of Common Stock, including Restricted Stock Units and SARs. Subject to the terms of the Plan, the Committee may determine any terms and conditions of Other Stock-Based Awards. Payment of Other Stock-Based Awards will be in shares of Common Stock or other consideration, including cash, related to those Incentive Awards as the Committee determines in its discretion.

Termination of Employment or Service; Change in Control

The Committee has discretion to provide in Award Letters any acceleration of vesting or lapse of restrictions, the exercise period, the definition of disability and other terms and conditions in the event of termination of employment or service, death, disability, retirement or change in control.

Repricing or Cash Out of Stock Options or SARs

The Plan prohibits, without prior stockholder approval, (i) the amendment of a Stock Option or SAR to reduce its Exercise price or grant price or (ii) the cancellation or replacement of any Stock Option or SAR with Incentive Awards having a lower Exercise Price or grant price. In addition to the foregoing restrictions, the Amended and Restated Plan prohibits the cancellation of a Stock Option or SAR for cash except in connection with certain events under the Amended and Restated Plan.

Tax Withholding

The Company will deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award. With respect to tax withholding required upon any taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Incentive Awards Nontransferable

Generally, no Incentive Award may be assigned, sold or otherwise transferred by a Grantee, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order under Code Section 414(p). A Stock Option may be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s legal guardian. However, the Plan contains provisions permitting certain transfers if there is no consideration for the transfer, the transfer is approved by the Committee, and the transfer is expressly provided for in the applicable Award Letter.

Amendment and Termination of the Plan

The Board may amend, modify, suspend or terminate the Plan for the purposes of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or modification that would adversely affect a Grantee shall be made without consent of the Grantee and no amendment or alteration shall be effective prior to approval by the stockholders of the Company to the extent such approval is required by law or rules of the securities exchange on which the shares are listed.

Compliance with Code Section 409A

To the extent applicable, the Plan and Award Letters shall be interpreted and construed to be exempt from or compliant with Code Section 409A and Treasury Department regulations and other interpretive guidance issued thereunder. In the event that our Board determines that any Incentive Award may be subject to Code Section 409A, our Board may, without the consent of Grantees, adopt such amendments to the Plan and the applicable Award Letters or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that our Board determines are necessary or appropriate to (i) exempt the Incentive Award from Code Section 409A or (ii) comply with the requirements of Code Section 409A and Treasury Department regulations and other interpretive guidance issued thereunder.

Federal Income Tax Consequences of Incentive Awards Granted Under the Plan

THE FOLLOWING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO INCENTIVE AWARDS GRANTED UNDER THE PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE INCENTIVE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL GRANTEES ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS RESPECTING INCENTIVE AWARDS.

Incentive Stock Options. In general, a Grantee will not recognize taxable income upon the grant or a “qualified” exercise of any Incentive Stock Option. The Company is not entitled to a deduction at the time of the grant or at the time of a “qualified” exercise of any Incentive Stock Option. Instead, a Grantee will recognize taxable income with respect to Incentive Stock Options only upon the sale of shares of Common Stock acquired through the “qualified” exercise of an Incentive Stock Option. The “qualified” exercise of an Incentive Stock Option, however, may subject the Grantee to the alternative minimum tax.

Generally, the tax consequences of selling shares of Common Stock acquired upon the exercise of an Incentive Stock Option will vary with the length of time that the Grantee has owned the shares of Common Stock at the time they are sold. If the Grantee sells shares of Common Stock acquired upon the “qualified” exercise of an Incentive Stock Option, which means selling the shares after having owned them for more than 2 years from the date the Incentive Stock Option was granted and 1 year from the date the Incentive Stock Option was exercised, then the Grantee will recognize long-term capital gain in an amount equal to the excess of the sale price of the shares of Common Stock sold over the Exercise Price. If a Grantee sells shares acquired upon the “qualified” exercise of an Incentive Stock Option for less than the Exercise Price, then the Grantee may recognize a capital loss in an amount equal to the excess of the Exercise Price over the sale price of the shares.

If the Grantee sells shares of Common Stock acquired upon the exercise of Incentive Stock Options for more than the Exercise Price prior to having owned the shares for more than 2 years from the date the Incentive Stock Option was granted and 1 year from the date the Incentive Stock Option was exercised (a “disqualifying” disposition), then the Grantee will recognize ordinary income in an amount equal to the difference between the Fair Market Value of the shares acquired on the date of exercise (or, if less, the sale price of the shares) and the Exercise Price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. The Company is generally entitled to a tax deduction at the same time and in the same amount as the ordinary income recognized by the Grantee from such disposition.

Nonstatutory Stock Options. As in the case of an Incentive Stock Option, a Grantee will not recognize taxable income upon the grant of a Nonstatutory Stock Option nor will the Company be entitled to a deduction at that time. However, a Grantee who exercises a Nonstatutory Stock Option generally will recognize ordinary income in an amount equal to the excess of the Fair Market Value of the shares of Common Stock acquired through the exercise of the Nonstatutory Stock Option on the date the Nonstatutory Stock Option was exercised over the Exercise Price, and the Company will generally recognize a corresponding tax deduction in the same amount at the same time.

With respect to any shares of Common Stock acquired upon the exercise of a Nonstatutory Stock Option, a Grantee will have a tax basis equal to the Exercise Price plus any income recognized upon the exercise of the Nonstatutory Stock Option. Upon selling the shares, a Grantee will generally recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares and the Grantee’s tax basis in the shares.

Cashless Exercise. Under current rulings, if a Grantee transfers previously held shares of Common Stock (other than shares of Common Stock acquired by exercise of an Incentive Stock Option that has not been held for the requisite holding period) in satisfaction of part or all of the Exercise Price of a Nonstatutory Stock Option or Incentive Stock Option, the Grantee will recognize income with respect to the Common Stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the Exercise Price of the Nonstatutory Stock Option or Incentive Stock Option. Moreover, that number of shares of Common Stock received upon exercise that equals the number of shares of previously held Common Stock surrendered in satisfaction of the Exercise Price of the Nonstatutory Stock Option or Incentive Stock Option will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Common Stock surrendered in satisfaction of the Exercise Price of the Nonstatutory Stock Option or Incentive Stock Option. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Grantee, plus, in the case of a Nonstatutory Stock Option, the amount of ordinary income recognized by the Grantee with respect to the shares of Common Stock received.

Restricted Stock. A Grantee will not recognize taxable income upon the grant of an award of Restricted Stock subject to forfeiture provisions and restrictions on transfer (nor will the Company be entitled to a deduction) unless the Company permits and the Grantee makes an election under Code Section 83(b). If the Grantee makes a Code Section 83(b) election within 30 days of the date the Restricted Stock is granted, then the Grantee will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the Fair Market Value of the shares of Common Stock at the time the award is granted over the purchase price, if any, paid for the shares of Common Stock. If such election is made and the Grantee subsequently forfeits some or all of the shares, then the Grantee generally will not be entitled to any refund of taxes paid as a result of the Code Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Code Section 83(b) election is not made, then the Grantee will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the excess of the Fair Market Value of the shares of Common Stock at the time of such lapse over the original price paid for the shares of Common Stock, if any.

The Grantee will have a tax basis in the shares of Common Stock acquired equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized at the time the Code Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable. Upon the disposition of shares of Common Stock acquired pursuant to an award of Restricted Stock, the Grantee will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of Common Stock and the Grantee’s tax basis in the shares of Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than 1 year. For this purpose, the holding period shall begin after the date on which the forfeiture provisions or restrictions lapse if a Code Section 83(b) election is not made, or on the date after the award is granted if the Code Section 83(b) election is made.

The Company will generally be entitled to a corresponding tax deduction at the time the Grantee recognizes ordinary income on the Restricted Stock, whether by vesting or due to a Code Section 83(b) election, in the same amount as the ordinary income recognized by the Grantee.

Other Stock-Based Awards. Generally a Grantee will not recognize any taxable income upon the grant of Other Stock-Based Awards (including Performance Awards and Restricted Stock Units). Upon the payment of Other Stock-Based Awards, a Grantee will recognize compensation taxable as ordinary income, and the Company will be entitled to a corresponding tax deduction in the same amount and at the same time.

However, if the Other Stock-Based Award is settled in shares and any such shares are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the Grantee will not recognize income and the Company will not be entitled to a deduction until the restrictions lapse, unless the Grantee elects otherwise by filing an election under Code Section 83(b) as described above. The amount of a Grantee’s ordinary income and the Company’s deduction will generally be equal to the Fair Market Value of the shares at the time the restrictions lapse.

When a Grantee is granted shares of Common Stock in settlement of Other Stock-Based Awards, the Grantee will have a tax basis in the shares acquired equal to the amount of ordinary income recognized. Upon the disposition of the shares of Common Stock acquired pursuant to Other Stock-Based Awards, the Grantee will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of Common Stock and the Grantee’s tax basis in the shares.

Code Section 409A. Code Section 409A generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, amounts included in income under Code Section 409A are also subject to a 20% excise tax and interest. In general, to avoid a Code Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

Code Section 409A is applicable to any form of deferred compensation, which is broadly defined. Code Section 409A does not apply to Incentive Stock Options, Nonstatutory Stock Options and SARs that are not discounted and Restricted Stock (provided there is no deferral of income beyond the date on which all restrictions lapse and there is no longer a risk of forfeiture). However, Code Section 409A may apply to Other Stock-Based Awards granted under the Plan, including Performance Awards and Restricted Stock Units. Incentive Awards under the Plan are intended to be exempt from Code Section 409A or, if the Incentive Award provides for deferred compensation under Code Section 409A, to satisfy the requirements of Code Section 409A.

Other Tax Considerations. Upon a change in control (as defined in Code Section 280G) certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the Grantee, constitute “excess parachute payments” under the provisions of Code Section 280G. Under these provisions, the Company will be denied any deduction with respect to such excess parachute payment. In addition, a Grantee will be subject to a 20% excise tax on any “excess parachute payments” under Code Section 4999. The limit on the Company’s federal income tax deduction with respect to annual compensation under Code Section 162(m) is also reduced by the amount of any excess parachute payments.

Under Code Section 162(m), the Company is denied a deduction for annual compensation paid to “covered employees” (as defined in Code Section 162(m)) in excess of $1.0 million unless the compensation is “performance-based compensation.” “Performance-based compensation” includes Stock Options and SARs granted at fair market value. In addition, Incentive Awards other than Stock Options and SARs (that are not discounted) may qualify as “performance-based compensation” if the awards are contingent upon satisfying one or more performance goals, as established and certified by the Committee. If these requirements are met, the Company should be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Code Section 162(m) on deductible compensation paid to such employees. However, the Committee may determine, within its sole discretion, to grant Incentive Awards to such covered employees that do not qualify as performance-based compensation.

THE FOREGOING U.S. FEDERAL INCOME TAX INFORMATION IS ONLY A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL OF THE RELEVANT PROVISIONS OF THE CODE. THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED.

VOTE REQUIRED

The affirmative vote of at least a majority of the votes cast by stockholders on this proposal at the Annual Meeting is required for approval of the Amended and Restated Plan as described in this proposal, provided that the total number of votes cast on the proposal represents a majority of the votes entitled to be cast on the proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions will be treated as votes cast against this item. Broker non-votes will not affect the outcome of the voting on this proposal, except that they could prevent the total votes cast with respect to the proposal from representing a majority of the shares entitled to vote on the proposal, in which event the Amended and Restated Plan would not be approved.

BOARD RECOMMENDATION

Our Board believes that it is in the best interests of the Company to continue to provide non-employee directors, consultants and employees with the opportunity to acquire an ownership interest in the Company through their participation in the Amended and Restated Plan and thereby encourage them to remain in the Company’s service and more closely align their interests with those of the stockholders. Unless authority to do so is withheld by the stockholder, each proxy executed and returned by a stockholder will be voted for the proposal. Directors having beneficial ownership derived from presently existing voting power of approximately 7.1% of our Common Stock as of the Record Date have indicated that they intend to vote in favor of the proposal.

Our Board unanimously recommends that you vote FOR the amendment and restatement of the 2007 Long Term Incentive Plan.

AUDIT COMMITTEE REPORT

The Audit Committee’s principal functions are to select each year a firm of independent auditors, to assist our Board in fulfilling its responsibility for oversight of the Company’s accounting and internal control systems and principal accounting policies, to recommend to the Company’s Board, based on its discussions with the Company’s management and independent auditors, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K and to oversee the entire independent audit function. The Company believes that each of the five members of the Audit Committee satisfy the requirements of the applicable rules of the SEC and the NYSE as to independence, financial literacy and experience. Our Board has determined that at least one member, Stephen A. King, is an audit committee financial expert as defined by the SEC. Our Board has adopted a charter for the Audit Committee, a copy of which is posted on our website, www.bristowgroup.com, under the “Governance” caption.

In connection with the Company’s consolidated financial statements for the fiscal year ended March 31, 2013, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 38), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•

received the written disclosures and the letter from KPMG LLP as required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526 and discussed with the auditors their independence; and,

•

considered whether the provision of services by KPMG LLP not related to the audit of the Company’s consolidated financial statements and the review of the Company’s interim financial statements is compatible with maintaining the independence of KPMG LLP.

Based on the review and discussions with the Company’s management and independent auditors, as set forth above, the Audit Committee recommended to the Company’s Board, and our Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, as filed with the SEC.

Audit Committee

Stephen A. King, Chairman

Thomas N. Amonett

Stephen J. Cannon

Michael A. Flick

Ian A. Godden

ITEM 4 - APPROVAL AND RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

Fiscal Year 2013 Audit

KPMG conducted the examination of the Company’s financial statements for the fiscal year 2013. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

During the Company’s two most recent fiscal years, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in the Items 304(a)(2)(i) and (ii) of Regulation S-K.

Accounting Fees and Services

Set forth below are the fees paid by the Company to KPMG for the fiscal years indicated.

	2013	2012
Audit Fees	$2,255,538	$2,147,424
Audit-Related Fees	$164,697	$-
All Other Fees	$1,011,379	$1,465,128
Tax Fees	$583,877	$477,727

Description of Non-Audit Services

Audit fees for each period include costs to assess our internal controls over financial reporting.

Audit-Related Fees - audit-related fees for fiscal year 2013 related principally to our offering of 6 1⁄4% Senior Notes.

All Other Fees - such fees relate to immigration and transaction support consulting services.

Tax Fees - tax fees included fees for tax compliance, tax advice and tax planning services rendered by the Company’s independent accountants.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by KPMG during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

Our Audit Committee policy requires prior Audit Committee approval of all services performed by our independent accounting firm, regardless of the scope of such services. The Audit Committee has delegated this prior approval authority to its Chairman for all non-audit services undertaken in the ordinary course. Any services approved by the Audit Committee Chairman pursuant to this delegated authority must be reported to the full Audit Committee at its next regularly scheduled meeting.

Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

Fiscal Year 2014 Audit

The Audit Committee of the Company’s Board has selected the firm of KPMG as the Company’s independent auditors for fiscal year 2014. Stockholder approval and ratification of this selection is not required by law or by the bylaws of the Company. Nevertheless, our Board has chosen to submit it to the stockholders for their approval and ratification. Of the shares represented and entitled to vote at the Annual Meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify and approve the selection of KPMG as the Company’s independent auditors for fiscal year 2014, in order for this proposal to be adopted. The Proxyholder named in the accompanying proxy card will vote FOR the foregoing proposal unless otherwise directed therein. Abstentions will not be counted either as a vote FOR or as a vote AGAINST the proposal to ratify and approve the selection of KPMG as the Company’s independent auditors for fiscal year 2014. Broker nonvotes will be treated as not present for purposes of calculating the vote with respect to the foregoing proposal, and will not be counted either as a vote FOR or AGAINST or as an ABSTENTION with respect thereto. If more votes are cast AGAINST this proposal than FOR, our Board will take such decision into consideration in selecting independent auditors for the Company.

Our Board recommends a vote FOR the approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2014.

OTHER MATTERS

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during the fiscal year 2013 was an officer or employee of the Company or was formerly an officer of the Company. No member of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K (Transaction with Related Persons, Promoters and Certain Control Persons), except for Mr. Masters who serves as a director (without compensation) of our affiliate, Bristow Aviation Holdings Limited described below.

Transactions with Related Persons

On December 19, 1996, the Company acquired 49% of the common stock and other significant economic interest in Bristow Aviation Holdings Limited (“Bristow Aviation”), a U.K. corporation, which holds all of the outstanding shares in Bristow Helicopter Group Limited (“BHGL”), pursuant to a Master Agreement dated December 12, 1996, among the Company, Caledonia Industrial Services Limited (“CIS”), a predecessor in interest to Caledonia, and certain other persons (the “Master Agreement”). As a result primarily of that transaction, CIS became the beneficial owner of 1,752,754 shares of our common stock. Also on December 19, 1996, the Company and CIS entered into a Registration Rights Agreement for the benefit of CIS with respect to our common stock. The Master Agreement provides that so long as CIS (now Caledonia) owns (1) at least 1,000,000 shares of our common stock or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation, it will have the right to designate two persons for nomination to our Board and to replace any directors so nominated. Caledonia has designated Messrs. King and Masters for nomination to our Board to be voted on at the Annual Meeting. On December 4, 2002, CIS: (i) sold to Caledonia all its holdings of our common stock and our 6% Convertible Subordinated Notes (the “6% Notes”) and (ii) transferred to Caledonia all of its rights and obligations under the Master Agreement and related documents. On July 29, 2003, we redeemed the 6% Notes with a portion of the proceeds from our sale of $230.0 million principal amount of 6 1/8% Senior Notes due 2013. This reduced the amount of our common stock beneficially owned by Caledonia to 1,300,000 shares at that time.

The 1996 transaction also included certain executory obligations of the parties that remain in effect between us and Caledonia and its affiliates, certain of which are described below. All such obligations were the result of arms’ length negotiations between the parties that were concluded before Messrs. King and Masters were nominated or elected to our Board and are, in our view, fair and reasonable to the Company.

In connection with the Bristow Aviation transaction, we and Caledonia also entered into a Put/Call Agreement whereunder, upon giving specified prior notice, we have the right to buy all the Bristow Aviation shares held by Caledonia, who, in turn, has the right to sell such shares to us. Under the current United Kingdom law, we would be required, in order for Bristow Aviation to retain its operating license, to find a qualified European Union investor to own any Bristow Aviation shares we have a right or obligation to acquire pursuant to the Put/Call Agreement. Any put or call of the Bristow Aviation shares will be subject to the approval of the Civil Aviation Authority.

In connection with the Bristow Aviation transaction, we acquired £91.0 million (approximately $145.9 million) in principal amount of 13.5% subordinated unsecured loan stock (debt) of Bristow Aviation. Bristow Aviation had the right and elected to defer payment of interest on the loan stock. Any deferred interest also accrues interest at an annual rate of 13.5%. With our agreement, no interest payments have been made through March 31, 2013.

In March 2004, the Company prepaid a portion of the put/call option price to Caledonia, representing the amount of guaranteed return since inception, amounting to $11.4 million. In consideration of this, the stockholders of Bristow Aviation agreed to reduce the guaranteed return factor used in calculating the put/call option price, effective April 1, 2004, from 12% per annum to LIBOR plus 3%. In May 2004, the Company acquired eight million shares of deferred stock, essentially a subordinated class of stock with no voting rights, from Bristow Aviation for £1 per share ($14.4 million in total). Bristow Aviation used these proceeds to redeem £8 million ($14.4 million) of its ordinary share capital at par value on a pro rata basis from all its outstanding stockholders, including the Company. The result of these changes was to reduce the cost of the guaranteed return to the other stockholders by $2.3 million on an annual basis.

Beginning in September 2004, the Company began paying to Caledonia the amount of guaranteed return on the put/call on a quarterly basis. In fiscal year 2013, the Company paid to Caledonia $0.1 million representing the amount due for the period from April 1, 2012 to March 31, 2013. As of March 31, 2013, Caledonia was the beneficial owner of 2,401,577 shares of common stock of the Company. See “Security Ownership of Certain Beneficial Owners and Management.” During fiscal year 2013, we leased an average of 95 aircraft to subsidiaries of Bristow Aviation, and received total lease payments of approximately $184 million. The foregoing transactions with Bristow Aviation are eliminated for financial reporting purposes in consolidation.

Review and Approval of Related Party Transactions

The Company has adopted a written policy governing transactions with related parties that applies to all transactions required to be disclosed as related party transactions under Item 404 of Regulation S-K. Under this policy, all such related person transactions are required to be approved or ratified by the Audit Committee. No member of the Audit Committee may review or approve any transaction or amendment if he is involved directly or indirectly in the transaction. Our Board may also decide that a majority of directors disinterested in the transaction will review and approve a particular transaction or amendment. When reviewing and approving a related person transaction, the Audit Committee, or other board committee as the case may be, will be required to fully inform itself about the related party’s relationship and interest regarding the material facts of the proposed transaction and determine that the transaction is fair to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and certain beneficial owners (collectively, “Section 16 Persons”) to file with the SEC and NYSE reports of beneficial ownership on Form 3 and reports of changes in ownership on Form 4 or 5. Copies of all such reports are required to be furnished to us. To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us for fiscal year 2013 and other information, all filing requirements for the Section 16 Persons have been complied with during or with respect to fiscal year 2013, except that one Form 4 for each of Messrs. Jonathan Baliff, Joseph Baj and Mark Duncan reporting transactions during fiscal year 2013 was filed one or more days late.

Items of Business to Be Acted Upon at the Meeting

Item 1. ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT AS DIRECTORS

Our Board unanimously recommends that you vote FOR the election of each of the following nominees:

•	Thomas N. Amonett

•	Stephen J. Cannon

•	William E. Chiles

•	Michael A. Flick

•	Lori A. Gobillot

•	Ian A. Godden

•	Stephen A. King

•	Thomas C. Knudson

•	Mathew Masters

•	Bruce H. Stover

Biographical information for these nominees can be found beginning on page 11 of this proxy statement.

Item 2. ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Our Board unanimously recommends that stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers by voting FOR the approval of the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2013 annual meeting of stockholders pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved.

Item 3. APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 LONG TERM INCENTIVE PLAN

Our Board unanimously recommends that you vote FOR the approval of the amendment and restatement of the Company’s 2007 Long Term Incentive Plan.

Item 4. APPROVAL AND RATIFICATION OF THE COMPANY’S INDEPENDENT AUDITORS

Our Board unanimously recommends that you vote FOR the approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2014.

VOTING OF THE PROXY

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED IN THE PROXIES. IF NO DIRECTION IS SPECIFIED, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES AND “FOR” THE OTHER PROPOSALS SET FORTH ABOVE.

General

The cost of soliciting Proxies will be borne by us, and upon request, we will reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to the beneficial owners of our securities. Our directors, officers and employees may, but without compensation other than regular compensation, solicit Proxies by telephone, telegraph, or personal interview.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to Secretary, Bristow Group Inc., 2103 City West Blvd., 4th Floor, Houston, Texas 77042, telephone number (713) 267-7600.

Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for fiscal year 2013. Any such request should be directed to Secretary, Bristow Group Inc., 2103 City West Blvd., 4th Floor, Houston, Texas 77042, telephone number (713) 267-7600. Requests from beneficial owners of our shares must set forth a good faith representation that as of June 13, 2013, the requester was a beneficial owner of shares entitled to vote at the Annual Meeting.

By Order of our Board of Directors

E. Chipman Earle

Senior Vice President, General Counsel,

and Corporate Secretary

June 21, 2013

APPENDIX A

BRISTOW GROUP INC.

2007 LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective August 1, 2013)

SECTION 1.

GENERAL PROVISIONS RELATING TO

PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Purpose

The purpose of the Bristow Group Inc. 2007 Long Term Incentive Plan, as amended and restated effective August 1, 2013, as set forth herein and as may be amended from time to time (the “Plan”) is to provide a means whereby Bristow Group Inc., a Delaware corporation (the “Company” or “Bristow”), may advance the best interests of the Company and any Parent or Subsidiaries by providing Outside Directors, Employees and Consultants with additional incentives through the grant of Options to purchase common stock of the Company, par value US $0.01 per share (“Common Stock”), shares of Restricted Stock, Other Stock-Based Awards (payable in cash or Common Stock) and Performance Awards, thereby increasing the personal stake of such Outside Directors, Employees and Consultants in the continued success and growth of the Company.

The Plan provides for payment of various forms of incentive compensation and it is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The Plan was originally adopted and made effective as of May 3, 2007. The Plan as set forth herein shall become effective on the date the Company’s stockholders approve the Plan (the “Effective Date”), and, if approved, shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 6.6, until all shares subject to the Plan have been purchased or acquired according to its provisions. If the Company’s stockholders fail to approve the Plan as set forth herein, the Plan as set forth herein shall not become effective, and the Plan as in effect prior to this amendment and restatement shall remain in effect.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a) Award Letter. The written or electronic award letter issued by the Company to the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as further described in Section 5.1(a).

(b) Board. The Board of Directors of the Company.

(c) Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(d) Committee. A committee appointed by the Board consisting of not less than two directors as appointed by the Board to administer the Plan. The Plan shall be administered by a committee appointed by the Board consisting of not less than two directors who fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act, the “outside director” requirements of Section 162(m) of the Code and the “independent” requirement of the rules of any national securities exchange on which any of the securities of the Company are traded, listed or quoted, if any. To the extent that one or more members of the committee do not satisfy the foregoing requirements generally or with respect to a particular matter, any such members may recuse themselves or abstain from participation, and the remaining members of the committee may act for the committee as a whole provided such remaining members satisfy the requirements of the previous provisions of this paragraph. The Committee may be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

Notwithstanding the preceding paragraph, the term “Committee” as used in the Plan with respect to any Incentive Award for an Outside Director shall refer to the entire Board. In the case of an Incentive Award for an Outside Director, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Incentive Award, and any actions as to such Incentive Award may be acted upon only by the Board (unless it otherwise designates in its discretion).

(e) Consultant. An independent agent, consultant, or any other individual who is not an Outside Director or Employee of the Company (or any Parent or Subsidiary) and who (i) in the opinion of the Committee is in a position to contribute to the growth or financial success of the Company (or any Parent or Subsidiary), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Parent or Subsidiary).

(f) Employee. Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code, including, without limitation, officers who are members of the Board.

(g) Employment. Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, health, or government service, or military leave, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement. Whether an authorized leave of absence shall constitute termination of Employment hereunder shall be determined by the Committee in its discretion.

Unless otherwise provided in the Award Letter, the term “Employment” for purposes of the Plan is also defined to include (i) compensatory or advisory services performed by a Consultant for the Company (or any Parent or Subsidiary) and (ii) membership on the Board by an Outside Director.

(h) Exchange Act. The Securities Exchange Act of 1934, as amended.

(i) Fair Market Value. The Fair Market Value of one share of Common Stock as of any date is deemed to be (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the date immediately preceding the date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the date immediately preceding the date on which such quotations shall be available, as reported by an inter-dealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

(j) Grantee. Any Employee, Consultant or Outside Director who is granted an Incentive Award under the Plan.

(k) Immediate Family. With respect to a Grantee, the Grantee’s spouse, children or grandchildren (including legally adopted and step children and grandchildren).

(l) Incentive Award. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Incentive Stock Option, Restricted Stock Award, Other Stock-Based Award or Performance Award.

(m) Incentive Stock Option or ISO. A Stock Option granted by the Committee to an Employee under Section 2 which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code. No Incentive Stock Options may be granted under the Plan after the date that is ten (10) years following the most recent date the Company’s stockholders approved the Plan.

(n) Insider. An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(o) Nonstatutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2 that is not designated by the Committee as an Incentive Stock Option.

(p) Other Stock-Based Award. An award granted by the Committee to a Grantee under Section 4.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(q) Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an Employee of the Company or any Parent or Subsidiary.

(r) Parent. Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Section 424(e) of the Code.

(s) Performance Award. An award granted by the Committee to the Grantee under Section 4.3.

(t) Performance-Based Exception. The performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor), which is applicable during such period that the Company is a publicly held corporation as defined in Code Section 162(m).

(u) Performance Criteria. The performance criteria described in Section 4.3 which are the basis for Performance Goals with respect to Performance Awards that are intended to qualify for the Performance-Based Exception.

(v) Performance Goal. The performance goal or goals applicable to a Performance Award pursuant to Section 4.3 that is determined by the Committee and set out in an Award Letter.

(w) Performance Period. A period of time, as may be determined in the discretion of the Committee and set out in an Award Letter, over which performance is measured for the purpose of determining a Grantee’s right to and the payment value of an Incentive Award.

(x) Performance Share or Performance Unit. An Incentive Award that is a Performance Award under Section 4.3 representing a contingent right to receive cash or shares of Common Stock (which may be Restricted Stock or Restricted Stock Units) at the end of a Performance Period.

(y) Restricted Stock. Shares of Common Stock issued or transferred to a Grantee pursuant to Section 3.

(z) Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee.

(aa) Restricted Stock Unit. A unit representing the right to receive one share of Common Stock or an equivalent value in cash that is restricted or subject to forfeiture provisions.

(bb) Restriction Period. The period of time determined by the Committee and set forth in an Award Letter during which the transfer of Restricted Stock by the Grantee is restricted.

(cc) Share. A share of the Common Stock.

(dd) Stock Option or Option. Pursuant to Section 2, (i) an Incentive Stock Option granted to an Employee or (ii) a Nonstatutory Stock Option granted to an Employee, Consultant or Outside Director, whereunder such stock option the Grantee has the right to purchase shares of Common Stock. In accordance with Section 422 of the Code, only an Employee may be granted an Incentive Stock Option.

(ee) Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

1.3	Plan Administration

(a) Administrator. With respect to awards to eligible Employees, Consultants and Outside Directors, the Plan shall be administered by the Committee.

(b) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards; (iv) determine whether any shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan, the terms and conditions of Incentive Awards, the Award Letter or any agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Letter.

(c) Decisions Binding. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its Parent and Subsidiaries, and its stockholders, Employees, Grantees, and their estates and beneficiaries. The Committee’s decisions and determinations with respect to any Incentive Award need not be uniform and may be made selectively among Incentive Awards and Grantees, whether or not such Incentive Awards are similar or such Grantees are similarly situated.

(d) Modification of Outstanding Incentive Awards; Prohibition on Repricing and Cash Out. The Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that is either (i) except as otherwise provided in Section 6.14, not adverse to the Grantee to whom such Incentive Award was granted or (ii) consented to by such Grantee. Notwithstanding the foregoing, the Committee may not (i) amend any Option or stock appreciation right (“SAR”) to reduce its initial Exercise Price or grant price, (ii) cancel or replace any Option or SAR with Incentive Awards having a lower Exercise Price or grant price or (iii) except as permitted under Section 5.4, cancel any Option or SAR in exchange for cash, without the approval of the stockholders of the Company.

(e) Delegation of Authority. The Committee may delegate to designated officers or other Employees of the Company any of its duties under this Plan pursuant to such conditions or limitations as the Committee may establish from time to time; provided, however, the Committee may not delegate to any person the authority to grant Incentive Awards to Employees who are executive officers.

1.4	Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 5.4, the maximum number of Shares that shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) shall be 5,400,000 Shares of Common Stock, all of which shall be available for grants as Incentive Stock Options. Incentive Awards that may be settled in Common Stock, excluding Options and SARs, and that are granted on and after the Effective Date shall count against the number of Shares of Common Stock available for grant under the Plan as 2.0 Shares for each 1.0 Shares issued in connection with such awards. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan that are forfeited or terminated, are cancelled, expire unexercised, are settled in cash in lieu of Common Stock or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. With respect to SARs, when a stock-settled SAR is exercised, the Shares of Common Stock subject to the SAR Award Letter shall be counted against the number of Shares of Common Stock available for future grant or sale under the Plan, regardless of the number of Shares of Common Stock used to settle the SAR upon exercise. Shares of Common Stock used to pay the exercise price of a Stock Option or used to satisfy tax withholding obligations shall not become available for future grant or sale under this Plan. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.

The following limitations shall apply to grants of Incentive Awards to Employees:

(a) Subject to adjustment as provided in Section 5.4, the maximum aggregate number of Shares of Common Stock that may be subject to Incentive Awards denominated with respect to Shares of Common Stock (including Stock Options, Restricted Stock, Other Stock-Based Awards, SARs or Performance Awards paid out in Shares) granted to an Employee in any calendar year shall be 500,000 Shares.

(b) With respect to Incentive Awards denominated with respect to cash (including Other Stock-Based Awards or Performance Awards paid out in cash), the maximum aggregate cash payout to an Employee in any calendar year shall be $10,000,000.

(c) The limitations of subsections (a) and (b) above shall be construed and administered so as to comply with the Performance-Based Exception.

1.5	Common Stock Available

The Common Stock available for issuance or transfer under the Plan shall be made available from (a) shares now or hereafter held in the treasury of the Company, (b) authorized but unissued shares, or (c) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.6	Participation

(a) Eligibility. The Committee shall from time to time designate those Employees, Consultants and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of shares covered by the Incentive Award granted to each such person, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent not inconsistent with the provisions of the Plan.

(b) Incentive Stock Option Eligibility. No Consultant or Outside Director shall be eligible for the grant of any Incentive Stock Option. Any grant of Incentive Stock Options may only be made to Employees with terms consistent with the requirements of Section 422 of the Code. To the extent the Code requires a plan to contain specific provisions in order to qualify an Option as an Incentive Stock Option, such provisions shall be deemed to be stated in the Plan.

SECTION 2.

STOCK OPTIONS

2.1	Grant of Stock Options

The Committee is authorized to grant (a) Nonstatutory Stock Options to Employees, Consultants and/or Outside Directors and (b) Incentive Stock Options to Employees only in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion.

2.2	Stock Option Terms

(a) Number of Shares. Each award of a Stock Option shall specify the number of shares of Common Stock to which it pertains.

(b) Exercise Price. The price at which a share of Common Stock may be purchased pursuant to each Stock Option (the “Exercise Price”) shall be determined by the Committee; provided, however, that the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date the Stock Option is granted.

(c) Term. The term of each Stock Option shall be not more than ten (10) years from the date of grant. In the event no term of a Stock Option is fixed in the Award Letter or specified pursuant to the Plan, such term shall be ten (10) years from the date of grant.

(d) Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part. Each Stock Option may specify the required period of continuous Employment and/or the performance objectives to be achieved before the Stock Option or portion thereof will become exercisable.

2.3	Stock Option Exercises

Stock Options shall be exercised by the delivery of a written or electronic notice of exercise to the Company as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the shares.

The Exercise Price shall be payable to the Company in full in cash or its equivalent, or subject to prior approval by the Committee in its discretion, (i) by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (ii) by withholding shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, (iii) by using the proceeds to be received from the sale of shares issuable pursuant to the Option in accordance with irrevocable instructions to a broker-dealer to deliver the proceeds of such sale to the Company in satisfaction of the Exercise Price, (iv) by any other method specified in an Award Letter, or (v) by any combination of the foregoing. Any payment in shares shall be effected by the surrender of such shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised.

As soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, Shares for the number of shares purchased under the Stock Option.

SECTION 3.

RESTRICTED STOCK

3.1	Award of Restricted Stock

(a) Grant. The Committee is authorized to grant shares of Restricted Stock to any Employee, Consultant or Outside Director with such restrictions during the Restriction Period as the Committee may designate in its discretion. The award or vesting of Restricted Stock may also, at the discretion of the Committee, be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 4.3 with respect to Performance Awards. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date.

(b) Immediate Transfer Without Immediate Delivery of Restricted Stock. Each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Grantee. Shares awarded pursuant to a grant of Restricted Stock may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, until such time as the restrictions on transfer have expired.

3.2	Forfeiture of Restricted Stock

Unless otherwise specified by the Committee in the Award Letter, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Grantee to such shares shall terminate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 6.2 and to the terms of the Award Letter, upon the lapse of the Restriction Period applicable to all or a portion of a Restricted Stock Award, shares of Common Stock will be issued to the Grantee or other appropriate recipient free from restrictions. To the extent a Restricted Stock Award is evidenced by a stock certificate, a stock certificate evidencing the shares of Restricted Stock with respect to which the restrictions in the Award Letter have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions. To the extent shares are evidenced by a certificate, delivery shall be effected for all purposes when the Company shall have deposited such certificate in the United States mail, addressed to the Grantee or other appropriate recipient.

SECTION 4.

OTHER STOCK-BASED AWARDS AND PERFORMANCE AWARDS

4.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to selected Grantees that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock, subject to such terms and conditions as determined by the Committee. Other Stock-Based Awards include, without limitation, Restricted Stock Units, SARs, shares of Common Stock awarded which are not subject to any restrictions or conditions, other rights convertible into shares, Incentive Awards valued by reference to the value of securities of, or the performance of, the Company or a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. As is the case with other Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Incentive Awards.

4.2	Other Stock-Based Award Terms

(a) Purchase Price. Except to the extent that an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services actually rendered (in the case of authorized and unissued shares) or to be rendered, or (ii) specified in the Award Letter. Notwithstanding the foregoing, with respect to an Incentive Award for a SAR, the exercise price per share of Common Stock covered by the SAR shall not be less than one hundred percent (100%) of Fair Market Value of a share of Common Stock on the date of the grant of the SAR and the term shall not be more than ten years from the date of grant.

(b) Performance Criteria and Other Terms. In its discretion, the Committee may specify such criteria, periods or goals for the grant or vesting in Other Stock-Based Awards and payment thereof to the Grantee as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee. The grant, vesting or payment of Other Stock-Based Awards may also, at the discretion of the Committee, be conditioned upon the achievement of Performance Goals in the same manner as provided in Section 4.3 with respect to Performance Awards.

(c) Payment. Other Stock-Based Awards may be paid in shares of Common Stock or other consideration, including cash, related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Letter.

(d) Dividends. The Grantee of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the Other Stock-Based Award, unless (and to the extent) otherwise determined by the Committee and set forth in the Award Letter, which amounts, if any, may be paid in cash or deemed to have been reinvested in additional shares of Common Stock.

4.3	Performance Awards

(a) Grant. The Committee is authorized to grant Performance Awards to selected Employees or Consultants. Performance Awards may be by reference to Performance Shares or Performance Units, and may at the discretion of the Committee, be awarded upon the satisfaction of Performance Goals. The vesting or settlement of Performance Awards may also, in the discretion of the Committee, be conditioned upon the achievement of Performance Goals. When the Committee desires a Performance Award to qualify for the Performance-Based Exception, the Committee shall establish the Performance Goals for the respective Performance Award prior to or within 90 days of the beginning of the Performance Period relating to such Performance Goal, or at such other date as may be permitted or required for the Performance-Based Exception, and not later than after 25 percent of such Period has elapsed, and such Performance Goals shall otherwise comply with the requirements of the Performance-Based Exception. For all other Performance Awards, the Performance Goals must be established before the end of the respective Performance Period. The Committee shall have the power to impose such other restrictions on Performance Awards intended to qualify for the Performance-Based Exception as it may deem necessary or appropriate to ensure that such Performance Awards satisfy all the requirements to qualify for the Performance-Based Exception.

(b) Performance Criteria. With respect to Performance Awards intended to qualify for the Performance-Based Exception, the Committee may establish Performance Goals based upon the Performance Criteria and other factors set forth below in one or more of the following categories: (i) performance of the Company as a whole, (ii) performance of a segment of the Company’s business, and (iii) individual performance and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or other standard selected by the Committee. “Performance Criteria” means one or more of the following measures: revenue; pre-tax or after-tax profit levels (including but not limited to economic profit; earnings per share; growth in earnings per share; operating earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profits after tax; and net income); total stockholder return; return measures (including but not limited to return on assets, return on equity, return on capital or return on investment); cash flow measures (including but not limited to free cash flow; cash flow return on investment; cash flow return on capital; or net cash flow); Bristow Value Added (gross cash flow less a charge for capital employed); economic value added (or an equivalent metric); market value added; debt to equity ratio; market share; price per share of Common Stock; operating measures (including but not limited to sales; operating income; funds or cash from operations; or levels of operating expense, maintenance expense or administrative expense); measures of customer satisfaction and customer service; or safety measurements (including but not limited to total recordable incident rate to labor or flight hours ratios; lost time accidents to labor or flight hours ratios; air accidents to labor or flight hours ratios; or serious incidents to labor or flight hour ratios).

Individual Performance Criteria shall relate to a Grantee’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. Performance Criteria shall be calculated in accordance with the Company’s financial statements or generally accepted accounting principles, on an operating basis, or under a methodology established by the Committee prior to the issuance of a Performance Award that is consistently applied and identified. Unless otherwise stated, Performance Goals need not be based upon an increase or positive result and could include, for example, maintaining the status quo or limiting economic losses.

(c) Payment. The basis for the grant, vesting or payment, as applicable, of Performance Awards for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee as specified in the Grantee’s Award Letter. The Committee’s determination with respect to a Performance Period of whether and to what extent a Performance Goal has been achieved, and, if so, of the amount of the Performance Award earned for the Performance Period shall be final and binding on the Company and all Grantees, and, with respect to Performance Awards that are intended to qualify for the Performance-Based Exception, these determinations shall be certified in writing before such Performance Awards are paid.

SECTION 5.

PROVISIONS RELATING TO PLAN PARTICIPATION

5.1	Plan Conditions

(a) Award Letter. Each Grantee to whom an Incentive Award is granted shall be provided an Award Letter by the Company, in such form as is provided by the Committee. The Award Letter shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award. Such terms need not be uniform among all Grantees or any similarly situated Grantees. The Award Letter may include, without limitation, vesting, forfeiture, termination of Employment, change in control and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (i) shall not disclose any confidential information acquired during Employment with the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other service of any Employee, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Incentive Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, and (vii) shall be subject to any other agreement between the Grantee and the Company or policy of the Company regarding shares that may be acquired under an Incentive Award including, without limitation, an agreement restricting the transferability of shares by Grantee or providing for the recoupment of shares or the cash equivalent thereof.

(b) No Right to Employment. Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

(c) Securities Requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued shares pursuant to the Plan or to cause to be delivered any certificates evidencing shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance of shares or delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which shares are traded. The Committee may require, as a condition of the issuance of shares or delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

5.2	Transferability and Exercisability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined by Section 414(p) of the Code); provided, however, only with respect to Incentive Awards of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family (except that the Grantee may also be a beneficiary of such trust), or (iii) a partnership in which such members of such Immediate Family are the only partners (except that Grantee may also be a partner), provided that (A) there may be no consideration for any such transfer, (B) the Award Letter pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5.2, and (C) subsequent transfers of transferred Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence. Following any permitted transfer, any Incentive Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Grantee” shall be deemed to refer to the transferee. The termination of Employment events in the Award Letter shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Award Letter.

No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 5.2 shall be void and ineffective. All determinations under this Section 5.2 shall be made by the Committee in its discretion.

5.3	Rights as a Stockholder

(a) No Stockholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of such shares to the Grantee. Notwithstanding any provision of the Plan to the contrary, neither dividends nor dividend equivalents may be paid with respect to Incentive Awards that are Options or SARs.

(b) Representation of Ownership. In the case of the exercise of an Incentive Award by a person or estate acquiring the right to exercise such Incentive Award by reason of the death or disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

5.4	Change in Stock and Adjustments

(a) Changes in Law or Circumstances. In the event of any change in applicable law or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of shares that may be issued under the Plan and that are subject to the special limits under Section 1.4, (ii) the number of shares subject to Incentive Awards, and (iii) the Exercise Price or other price per Share for outstanding Incentive Awards. Any adjustment under this paragraph of an outstanding Incentive Stock Option shall be made only to the extent permitted under Code Section 424 and not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Grantee in writing or electronically. The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b) Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c) Recapitalization of the Company. If while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares, recapitalization or other increase or reduction in the number of shares outstanding, without receiving compensation therefor in money, services or property, then the number of shares available under the Plan and that are subject to the special limits under Section 1.4 and the number of shares, Exercise Price and Fair Market Value of Incentive Awards shall (i) in the event of an increase in the number of shares outstanding, be proportionately increased and the Exercise Price or Fair Market Value of the Incentive Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares outstanding, be proportionately reduced, and the Exercise Price or Fair Market Value of the Incentive Awards awarded shall be proportionately increased. The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this subsection (c).

(d) Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 5.4, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Exercise Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding shares of Restricted Stock shall be treated the same as outstanding unrestricted shares of Common Stock.

(e) Assumption under the Plan of Outstanding Stock Options. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a newly acquired or currently owned corporation or other entity that was merged into, restructured, consolidated with, or whose stock or assets were acquired by, the Company or a Subsidiary of the Company as the surviving corporation. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award, such as, for example, retaining an existing exercise price under an outstanding stock option. Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of shares reserved for issuance pursuant to Section 1.4.

(f) Assumption of Incentive Awards by a Successor. Subject to the accelerated vesting and other provisions that may apply in the event of a change in control in the Award Letter, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of shares which Grantee would have received had he exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Exercise Price and the number of shares issuable on exercise of outstanding Stock Options). For this purpose, shares of Restricted Stock shall be treated the same as unrestricted outstanding shares of Common Stock. A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares being converted into or exchanged for different securities, cash or other property, or any combination thereof). The Committee shall take whatever other action it deems appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraph of this Section 5.4(f), but subject to any accelerated vesting and other provisions as specified in any Award Letter that apply in the event of a change in control, in the event of a Corporate Event (described in the previous paragraph), the Committee, in its discretion, shall have the right and power to:

(i) cancel, effective immediately prior to the occurrence of the Corporate Event, each outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event but only if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

(ii) provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Exercise Price or exercise price of the Incentive Award, if any, or in the number of shares or amount of property (including cash) subject to the Incentive Award; or

(iii) provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this subsection (f).

(g) Substitute Awards. Incentive Awards granted under the Plan may, at the discretion of the Committee, be granted in substitution or exchange for any other award granted under another plan of the Company or any Subsidiary of the Company. Such substitution and exchange may be granted at any time. Any such substitution must comply with the restrictions of Section 1.3(d). If an Incentive Award is granted in substitution or exchange for another award under another plan of the Company or a plan of a Subsidiary, the Committee shall require the surrender of such other award.

SECTION 6.

GENERAL

6.1	Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Award Letter, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

6.2	Withholding Taxes

(a) Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Incentive Award hereunder.

(b) Share Withholding. With respect to tax withholding required upon any taxable event arising as a result of any Incentive Awards, Grantees may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing or electronically, as permitted by the Committee in its discretion, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Grantee.

6.3	No Guarantee of Tax Consequences

Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

6.4	Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing or electronically with the Committee during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

6.5	Deferrals

The Committee may permit a Grantee to defer such Grantee’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Other Stock-Based Awards. If any such deferral election is permitted, the Committee shall, in its discretion, establish rules and procedures for such payment deferrals to the extent consistent with the Code.

6.6	Amendment and Termination

The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Grantee under any Incentive Award previously granted to such Grantee shall be made without the consent of such Grantee and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s shares are listed.

6.7	Requirements of Law

The granting of Incentive Awards and the issuance of shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law, if applicable. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

6.8	Rule 16b-3 Securities Law Compliance and Compliance with Company Policies

With respect to Insiders to the extent applicable, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. Transactions under the Plan are intended to comply with the Company’s insider trading policies as revised from time to time or such other similar Company policies, including but not limited to, policies relating to black out periods. Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention. However, to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

6.9	Successors

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.10	Miscellaneous Provisions

(a) The expenses of the Plan shall be borne by the Company.

(b) By accepting any Incentive Award, each Grantee and each person claiming by or through him shall be deemed to have indicated his acceptance of the Plan.

6.11	Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

6.12	Gender and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.

6.13	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

6.14	Compliance with Code Section 409A

To the extent applicable, the Plan, Award Letters and Incentive Awards shall be interpreted and construed to be exempt from or in compliance with Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder. In the event that the Board determines that any Award may be subject to Section 409A of the Code, the Board may, without the consent of the affected Grantee, adopt such amendments to the Plan and the applicable Award Letters or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (i) exempt the Incentive Award from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and Treasury Department regulations and other interpretive guidance issued thereunder.

Attested to by the Secretary of Bristow Group Inc. as adopted by the Board of Directors and Shareholders of Bristow Group Inc. effective as of the 1st day of August, 2013.
Secretary

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m.,
Eastern Time, on the day prior to the meeting.

Vote by Internet • Go to www.envisionreports.com/BRS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. ELECTION OF DIRECTORS	01 - Thomas N. Amonett	02 - Stephen J. Cannon	03 - William E. Chiles	04 - Michael A. Flick
Nominees:	05 - Lori A. Gobillot 09 - Mathew Masters	06 - Ian A. Godden 10 - Bruce H. Stover	07 - Stephen A. King	08 -Thomas C. Knudson	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain		For	Against	Abstain
2. Advisory approval of executive compensation.		☐	☐	☐	3. Approval of the Amendment and Restatement of the Company’s 2007 Long Term Incentive Plan.	☐	☐	☐

4. Approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2014.		☐	☐	☐
B	Non-Voting Items
Change of Address — Please print new address below.					Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at: www.edocumentview.com/BRS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BRISTOW GROUP INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Bristow Group Inc., a Delaware corporation (the “Company”), hereby appoints William E. Chiles and E. Chipman Earle, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated on the reverse side, with respect to the number of shares of the common stock the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hotel Sorella, 800 Sorella Court, Houston, Texas 77024 on Thursday, August 1, 2013, at 8:00 a.m. (CDT), and at any adjournments thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY.

Our Board of Directors recommends that you vote FOR each of the nominees listed on the reverse side for election as Directors of the Company, FOR the approval of the Company’s executive compensation, FOR the approval of the Amendment and Restatement of the Company’s 2007 Long Term Incentive Plan and FOR approval and ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2014.

(Continued and to be marked, dated and signed, on the other side)